                                                                   EXHIBIT 10.76

                                     LEASE

                                    between

                              THE CONNELL COMPANY

                                                      Landlord

                                      and

                               GENTA INCORPORATED

                                                      Tenant

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
ARTICLE I. BASIC LEASE INFORMATION ...............................................    1

       Section 1.01.  Building and Land; Real Estate .............................    1
       Section 1.02.  Demised Premises ...........................................    1
       Section 1.03.  Base Rent ..................................................    1
       Section 1.04.  Letter of Credit ...........................................    2
       Section 1.05.  Term .......................................................    3
       Section 1.06.  Tenant's Pro Rata Share ....................................    3
       Section 1.07.  Relocation .................................................    3

ARTICLE II. DEFINITIONS ..........................................................    3

ARTICLE III. PREPARATION OF THE DEMISED PREMISES .................................    6

       Section 3.01.  Demised Premises Accepted "AS, IS"; Tenant Work ............    6
       Section 3.02.  Tenant's Early Access ......................................    7
       Section 3.03.  Insurance Covering Tenant Work .............................    8
       Section 3.04.  Certain Landlord Representations; No Other Representation ..    8

ARTICLE IV. OPTION TO RENEW ......................................................    8

       Section 4.01.  Option to Renew ............................................    8

ARTICLE V. RENT ..................................................................    8

       Section 5.01.  Base Rent ..................................................    8
       Section 5.02.  Tax Increase Amount ........................................    9
       Section 5.03.  Building Operating Costs; Adjustments ......................    9
       Section 5.04.  Payment of Rent ............................................   13

ARTICLE VI. SIGNS ................................................................   13

       Section 6.01.  Directory ..................................................   13
       Section 6.02.  Signs ......................................................   13

ARTICLE VII. REPAIRS, ALTERATIONS, COMPLIANCE, SURRENDER .........................   14

       Section 7.01.  Repairs by Landlord ........................................   14
       Section 7.02.  Repairs, Maintenance and Improvements by Tenant ............   14
       Section 7.03.  Approval by Landlord of Improvements .......................   14
       Section 7.04.  Emergency Repairs ..........................................   15
       Section 7.05.  Electrical Lines ...........................................   15
       Section 7.06.  Surrender of Premises ......................................   16

ARTICLE VIII. SERVICES AND UTILITIES .............................................   16

       Section 8.01.  Landlord's Services ........................................   16
       Section 8.02.  Electricity ................................................   17

ARTICLE IX. USE AND OPERATION ....................................................   18

       Section 9.01.  Use ........................................................   18
       Section 9.02.  Rules and Regulations Established by Landlord ..............   18
       Section 9.03.  Restriction on Tenant's Activities .........................   18
       Section 9.04.  Illegal Purposes ...........................................   18

ARTICLE X. TRANSFER OF INTEREST; PRIORITY OF LIEN ................................   19

       Section 10.01. Assignment, Subletting, etc. ...............................   19
       Section 10.02. Subordination ..............................................   20
       Section 10.03. Attornment .................................................   20
       Section 10.04. Transfer of Landlord's Interest ............................   20
       Section 10.05. Mortgagee's Rights .........................................   21

ARTICLE XI. COMMON AREA ..........................................................   21

       Section 11.01. Use of Common Area .........................................   21
       Section 11.02. Landlord's Rights ..........................................   21
       Section 11.03. License Numbers ............................................   21
       Section 11.04. Landlord's Obligation with Respect to Parking Area .........   22

ARTICLE XII. DESTRUCTION OR DAMAGE ...............................................   22

       Section 12.01. Rent Abatement .............................................   22
       Section 12.02. Option to Terminate ........................................   22
       Section 12.03. Landlord's Obligation to Rebuild ...........................   22
       Section 12.04. Landlord's Liability .......................................   23

ARTICLE XIII. CONDEMNATION .......................................................   23

       Section 13.01. Definitions ................................................   23
       Section 13.02. Taking of Demised Premises .................................   23
       Section 13.03. Taking for Temporary Use ...................................   23
       Section 13.04. Disposition of Awards ......................................   24

ARTICLE XIV. TENANT'S INSURANCE ..................................................   24

       Section 14.01. General Insurance ..........................................   24
       Section 14.02. Tenant Liability Insurance .................................   24
       Section 14.03. Tenant Fire Insurance ......................................   25
       Section 14.04. Tenant Worker's Compensation Insurance .....................   25
       Section 14.05. Other Tenant Insurance .....................................   25
       Section 14.06. Waiver of Subrogation ......................................   25
       Section 14.07. Insurance Rate .............................................   25
       Section 14.08. Toxic and Hazardous Materials ..............................   25

ARTICLE XV. INDEMNIFICATION AND LIABILITY ........................................   26

       Section 15.01. Indemnification ............................................   26
       Section 15.02. Waiver and Release .........................................   27
       Section 15.03. Liability of Landlord ......................................   27

ARTICLE XVI. DEFAULT; REMEDIES ...................................................   28

       Section 16.01. Default ....................................................   28
       Section 16.02. Landlord's Remedy ..........................................   29
       Section 16.03. Landlord's Re-Entry ........................................   29
       Section 16.04. Landlord's Additional Remedies .............................   29
       Section 16.05. Agreed Final Damages .......................................   30
       Section 16.06. Waiver of Right of Redemption ..............................   30
       Section 16.07. Landlord's Right to Perform for Account of Tenant ..........   30
       Section 16.08. Additional Remedies, Waivers, etc. .........................   30

ARTICLE XVII. TENANT'S ESTOPPEL CERTIFICATE ......................................   31

ARTICLE XVIII. RIGHT OF ACCESS ...................................................   31

ARTICLE XIX. COVENANT OF QUIET ENJOYMENT .........................................   31

ARTICLE XX. MISCELLANEOUS ........................................................   31

       Section 20.01. Interpretation .............................................   31
       Section 20.02. Construction of Words and Phrases ..........................   32
       Section 20.03. Written Agreement Required .................................   33
       Section 20.04. Notice .....................................................   33
       Section 20.05. Survival of Provisions upon Termination of Lease ...........   34
       Section 20.06. Successors and Assigns .....................................   34
       Section 20.07. Guarantor of Tenant ........................................   34
       Section 20.08. Tenant at Sufferance .......................................   34
       Section 20.09. Interest ...................................................   34
       Section 20.10. Late Charge ................................................   34
       Section 20.11. Non-Waiver .................................................   34
       Section 20.12. Broker .....................................................   35
       Section 20.13. Short Form Lease ...........................................   35
       Section 20.14. Mechanics' Liens ...........................................   35
       Section 20.15. Corporate Authority ........................................   35
       Section 20.16. Force Majeure ..............................................   35
       Section 20.17. Governing Law ..............................................   36
       Section 20.18. Financial Statements .......................................   36

ARTICLE XXI. ENVIRONMENTAL MATTERS ...............................................   36

       Section 21.01. Industrial Site Recovery Act ...............................   36
       Section 21.02. Spill Act ..................................................   38
       Section 21.03. Other Environmental Laws ...................................   39
       Section 21.04. Survival of Environmental Terms and Conditions .............   39

EXHIBITS

Exhibit A             Legal Description of the Land
Exhibit B             Rental Plan showing the Demised Premises
Exhibit C-1           Plans and Specifications
Exhibit C-2           Tenant Workletter
Exhibit D             Rules and Regulations
Exhibit E             Building Janitorial Specifications
Exhibit F             Form of Letter of Credit
Exhibit G             Commencement Date Addendum
Exhibit H             Tenant Reserved Parking Spaces

                        THIS IS A CONFIDENTIAL DOCUMENT

                                     LEASE

            THIS AGREEMENT OF LEASE (together with all Exhibits and Schedules attached or to be attached hereto, this "Lease") is dated as of June 28, 2000, between THE CONNELL COMPANY, a New Jersey corporation, whose address is 45 Cardinal Drive, Westfield, New Jersey 07090 (subject to Section 10.04 hereof, "Landlord") and GENTA INCORPORATED, a Delaware corporation whose address is 99 Hayden Avenue, Suite 200, Lexington, Massachusetts 02421("Tenant").

            Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Demised Premises (hereinafter defined) for the Term (hereinafter defined) at the rent and subject to all of the terms and conditions set forth herein. Intending to be legally bound hereunder and in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree with each other as follows:

                       ARTICLE I. BASIC LEASE INFORMATION

            Section 1.01. Building and Land; Real Estate:

            The "Building" is Connell Corporate Center II, Two Oak Way, Berkeley Heights, New Jersey 07922. The Land shall mean all that real property which is more particularly described in Exhibit A attached hereto and made a part hereof. The Building and the Land are sometimes referred to collectively herein as the "Real Estate."

            Section 1.02. Demised Premises:

            The Demised Premises is the portion of the Building leased to Tenant, including terrace, if any, consisting of 10,455 usable square feet of floor area converted to 12,807 rentable square feet of floor area by multiplying the usable square feet by 122.5%, and located on the second floor and designated as "Demised Premises" on the "Rental Plan" (which is attached hereto as Exhibit
B). The Demised Premises includes any alterations, additions, improvements or repairs of any nature made thereto. This computation of rentable square footage shall be binding and conclusive on the parties and their successors and assigns.

            Section 1.03. Base Rent:

            "Base Rent" shall be an amount equal to $25.00 per rentable square foot, or $320,175.00 in the aggregate per annum ($26,681.25 per month); and shall be payable per Section 5.01 hereof (it being understood that payment for electricity per Section 8.02 hereof (which, as of the date hereof, is $1,440.79 per month) is an amount in addition to Base Rent); provided, however, that during any Renewal Term, Base Rent shall be an amount determined pursuant to
Section 4.01 (b) hereof.

            Section 1.04. Letter of Credit:

            (a) Tenant shall cause an irrevocable, transferable letter of credit, substantially in the form of Exhibit F attached hereto (the "Letter of Credit"), to be issued and outstanding in favor of Landlord, at all times from the date hereof until sixty (60) days after the expiration or earlier termination of this Lease. Each Letter of Credit shall (i) be issued by a domestic United States financial institution with a credit rating of at least A1 by Moody's Investors Service, Inc. (or upon modification or replacement of such financial rating system, its then equivalent rating) (the "Required Credit Rating") and otherwise acceptable to Landlord (the "Letter of Credit Provider"),
(ii) have an expiration date of not earlier than one calendar year following the date of issue, (iii) at all times be in an available amount (the "Required Letter of Credit Amount") of not less than nine (9) months of Base Rent, which as of the date hereof is $240,131.25, and (iv) provide that during the Term it shall be automatically extended for an additional period of one year from the scheduled expiration date unless at least thirty (30) days prior to such date Landlord receives from the Letter of Credit Provider thereof notice in writing that such Letter of Credit Provider elects not to renew such Letter of Credit for such additional period. If the Letter of Credit Provider elects not to renew such Letter of Credit for such additional period, then Tenant shall cause a new Letter of Credit to be issued in replacement thereof from a Letter of Credit Provider at least fifteen (15) days prior to the expiration date of the existing Letter of Credit; provided, however, that Tenant shall not permit an existing Letter of Credit to expire until such new Letter of Credit has been issued.

            (b) If, while a Letter of Credit is required to be outstanding hereunder, the financial rating of the Letter of Credit Provider providing the Letter of Credit is less than the Required Credit Rating, then Landlord may require Tenant to provide, and Tenant shall provide, a replacement Letter of Credit issued by a Letter of Credit Provider with a credit rating that meets the Required Credit Rating within thirty (30) days of demand therefor by Landlord, which replacement Letter of Credit shall comply with the terms of Section 1.04(a) hereof, provided that nothing in this Section 1.04(b) shall affect the obligations of Tenant under Section 1.04(a) hereof. Promptly following receipt of such replacement Letter of Credit, Landlord shall surrender the Letter of Credit being replaced to the Letter of Credit Provider thereof.

            (c) Notwithstanding the foregoing, on the one year anniversary of the Commencement Date and each anniversary thereafter, Landlord may (by providing written notice thereof to Tenant) reduce the Required Letter of Credit Amount by an amount equal to two (2) months of Base Rent if (i) Tenant shall have provided Landlord with Tenant's audited financial statements for the prior year (and any other financial statements required under Section 20.18 hereof),
(ii) Landlord decides, in its sole discretion, that the financial condition of Tenant merits that the Required Letter of Credit Amount be so reduced and (iii) no Event of Default shall have occurred at any time during the Term; provided, however, that in no event shall the Required Letter of Credit Amount be less than an amount equal to three (3) months of Base Rent.

            Section 1.05. Term:

            The "Term" of this Lease shall commence on the Commencement Date and shall continue for five (5) years thereafter (provided that if the Commencement Date is not the first day of a month, then in addition to such five (5) year period, the Term shall include an additional number of days equal to the number of days in the period from and including the Commencement Date to and including the last day of the month (of the same year) on which the Commencement Date occurred), unless sooner terminated or renewed in accordance with the provisions of this Lease. If Tenant exercises the Renewal Option pursuant to Section 4.01(a) hereof, the "Term" shall include the renewal period.

            Section 1.06. Tenant's Pro Rata Share:

            For purposes of this Lease, Tenant's Pro Rata Share shall be the ratio of the total rentable square footage of the Demised Premises to the total rentable square footage of the Building. Landlord and Tenant have determined that Tenant's Pro Rata Share is 4.103%, calculated as follows: Demised Premises of 12,807 rentable sq. ft. divided by the rental Area of Building of 312,143 sq. ft. = 0.04103 x 100 = 4.103%. This determination of Tenant's Pro Rata Share shall be binding and conclusive on the parties, and their successors and assigns.

            Section 1.07. Relocation:

            At any time and from time to time during the Term, on at least thirty (30) days prior notice to Tenant, Landlord shall have the right to move Tenant out of the Demised Premises and relocate Tenant to other space within Connell Corporate Center for the balance of the Term. In the event Landlord exercises this right of relocation, Landlord shall, at its sole cost and expense, decorate the new premises substantially similarly to the Demised Premises and shall remove, relocate and reinstall Tenant's furniture, trade fixtures, furnishings and equipment. Upon completion of all work in the substitute premises, Tenant shall surrender the Demised Premises. Following the relocation, this Lease shall continue in full force and effect; provided, however, that (a) the description of the Demised Premises, the Building and the Real Estate, shall be deemed to be amended to describe the new premises; and (b) the Rent shall be appropriately modified if the square footage of the new premises is not the same as that of the original Demised Premises.

                            ARTICLE II. DEFINITIONS.

            Section 2.01. As used herein, the terms below shall have the following meanings:

            (a) "Appraisal Procedure" shall mean the following: within ten (10) days after the expiration of the thirty (30) day period specified in Section 4.01(b) hereof, each party shall appoint a disinterested, independent appraiser who is a member of the American Institute of Real Estate Appraisers (or a successor organization or, if none exists, the closest similar organization) and has at least five years experience appraising rental properties in the Berkeley Heights area (which shall include the Route 78 corridor from and including Exit 43 to and including Exit 33) (an "Appraiser"). Within twenty (20) days after their appointment, the two Appraisers so appointed shall appoint a third Appraiser. If no such third Appraiser is appointed within thirty (30) days after the appointment of the two Appraisers, then either party may apply to the American Arbitration Association ("AAA") to make such appointment, and both parties shall be bound by such appointment. Each Appraiser appointed pursuant to the foregoing procedure shall be instructed to determine the amount of Market Rent within twenty (20) days after his or her appointment. Each of the three Appraisers shall determine the value of Market Rent applying the parameters set forth in Section 4.01(b). The values of the Market Rent determined by each of the three Appraisers shall then be averaged, the determination which differs most from such average shall be excluded, the remaining two values shall then be averaged, and such average shall be the Market Rent, which shall be final and binding on the parties. The expenses and fees of all such Appraisers shall be shared equally between Landlord and Tenant.

            (b) "Assessed Valuation" shall mean the assessed valuation of the Real Estate, including any added and/or omitted assessments, as determined by the real estate tax records of the Township of Berkeley Heights.

            (c) "Base Rent" shall have the meaning set forth in Section 1.03 of this Lease.

            (d) "Base Tax Rate" shall mean the real estate tax rate in effect for the calendar year 2001.

            (e) "Building" shall have the meaning set forth in Section 1.01 of this Lease.

            (f) "Building Operating Costs" shall have the meaning set forth in
Section 5.03(c),(d) and (e) of this Lease.

            (g) "Business Hours" shall mean, at a minimum, the Business Hours specified in Paragraph 5 of Exhibit D to this Lease, plus any additional hours or days hereafter designated by Landlord as Business Hours; it being understood that Landlord reserves the right to change the days designated as "Holidays" on such Exhibit D as provided in this Lease.

            (h) The "Commencement Date" of this Lease shall be the earliest of
(i) the day on which Tenant, having completed the Tenant Work, obtains a Certificate of Occupancy for the Demised Premises; or (ii) the day on which Tenant commences to do business in the Demised Premises; or (iii) November 1, 2000; provided, however, in the event (I) the Tenant Work shall not be completed by November 1, 2000 as a direct result of the failure of the Landlord to respond to plan approval requests made by Tenant with respect to the Tenant Work within fifteen (15) business days following Landlord's receipt of such a request or
(II) the Tenant Work shall not be completed, and a Certificate of Occupancy shall not have been obtained, by November 1, 2000 as a direct result of the existence, prior to the commencement of the Tenant Work, of a material latent defect in the base Building (provided, however, that this clause (II) shall only be applicable if Tenant shall have notified Landlord, in writing, of the existence of such latent defect at the time of such discovery, and the parties reasonably agree that the existence of such material latent defect is material to the completion of the Tenant Work), then the Commencement Date shall be extended by the number of days late (i.e., beyond the 15 business day period) Landlord's response was to such plan approval request (or, as applicable, the number of days which the existence of the latent defect directly contributed to such delay), but in any such case the Commencement Date shall not be extended to a date beyond the earlier to occur of (x) the completion of the Tenant Work (and the date a Certificate of Occupancy for the Demised Premises is obtained) or (y) the date on which Tenant commences to do business in the Demised Premises. Within 30 days after the Commencement Date the parties shall execute a Commencement Date Addendum in the form attached as Exhibit G to this Lease; provided, however, that the failure by either party to execute such Commencement Date Addendum (i) shall not in any way affect the date of the Commencement Date or any of the terms of this Lease and (ii) shall not constitute a breach of this Lease.

            (i) The "Common Area" shall mean, collectively, without limitation, the hallways, entryways, stairs, cafeteria, elevators, driveway, sidewalks, parking areas, loading areas, trash facilities, and all other areas and facilities of the Building and the Land provided from time to time by Landlord for the general use and convenience of Tenant with other tenants and their respective employees, servants, invitees, licensees or other visitors.

            (j) "Demised Premises" shall have the meaning set forth in Section
1.02 of this Lease.

            (k) "Expiration Date" shall be the last day of the Term. If this Lease shall have been renewed, the Expiration Date shall be the last day of the Term as so renewed. Notwithstanding anything otherwise to the contrary herein, if this Lease is cancelled or terminated prior to the Expiration Date by reason of an Event of Default (as hereinafter defined), Tenant's liability under the provisions of this Lease shall continue until the date the Term would have expired had such cancellation or termination not occurred or as otherwise provided herein.

            (l) "Extra Taxes" shall have the meaning set forth in Section 5.02(b) of this Lease.

            (m) "Land" shall have the meaning set forth in Section 1.01 of this Lease.

            (n) "Letter of Credit" shall have the meaning set forth in Section
1.04 hereof.

            (o) "Mortgage" shall mean any mortgage, deed to secure debt, trust indenture, deed of trust or other security document or instrument which may now or hereafter affect, encumber or be a lien upon the Demised Premises, the Building, the Land, and any spreading agreements, including, without limitation, any renewals, modifications, consolidations, replacements and extensions thereof.

            (p) "Mortgagee" shall mean the holder of any Mortgage at any time.

            (q) "Operating Increase Amount" shall have the meaning set forth in
Section 5.03(a) of this Lease.

            (r) "Operating Year" shall mean any calendar year. The "First Operating Year" is the calendar year 2001.

            (s) "Parking Area" shall mean those portions of the Real Estate which are designated for parking by Landlord, from time to time. Up to 10% of the parking spaces may be designated reserved by the Landlord, it being understood that Section 8.01 (c) of this Lease sets forth the number of parking spaces designated as reserved for Tenant. Tenant acknowledges and agrees that Landlord shall not be responsible for the enforcement of any parking rules or regulations with respect to any reserved parking spaces in the Parking Area.

            (t) "Plans and Specifications" shall have the meaning set forth in
Section 3.01 hereof.

            (u) "Real Estate" shall have the meaning set forth in Section 1.01 hereof.

            (v) "Real Estate Tax Base" shall mean the dollar amount of real estate tax payable with respect to the Real Estate for calendar year 2001, determined by multiplying the Assessed Valuation by the Base Tax Rate.

            (w) "Rent" shall mean the aggregate of Base Rent, Tax Increase Amount, Extra Taxes, Operating Increase Amount (each as defined herein) and any other charges payable to Landlord hereunder, including utility charges.

            (x) "Tax Increase Amount" shall have the meaning set forth in
Section 5.02(a) of this Agreement.

            (y) "Tax Year" shall mean any calendar year.

            (z) "Taxes" shall mean all real estate taxes, charges and assessments imposed upon the Real Estate. If any franchise, capital stock, capital gains, rent, income, profit or any other tax or charge of any nature whatsoever shall be substituted in whole or in part for the current ad valorem taxes now or hereafter imposed upon the Real Estate due to a change in the method of taxation or assessment, such franchise, capital stock, capital gains, rent, income, profit or other tax or charge shall be deemed included as Taxes.

            (aa) "Tenant's Agents" shall mean, without limitation Tenant's employees, servants, representatives, agents, licensees, permitted subtenants and assignees, contractors, heirs, successors, legatees, and devisees.

            (bb) "Tenant's Pro Rata Share" shall have the meaning set forth in
Section 1.06 of this Lease.

            (cc) "Tenant Work" shall have the meaning set forth in Section 3.01 of this Lease.

            (dd) "Term" shall have the meaning set forth in Section 1.05 of this Lease.

               ARTICLE III. PREPARATION OF THE DEMISED PREMISES.

            Section 3.01. Demised Premises Accepted "AS IS"; Tenant Work:

            (a) The Demised Premises have been inspected by Tenant, and are accepted by Tenant under lease "AS IS". Tenant shall be responsible for any design, demolition and construction, in accordance with this Article III and Exhibits C-1 and C-2.

            (b) Tenant's proposed Plans and Specifications shall be submitted to Landlord for approval. Within 15 business days following its receipt of such proposed Plans and Specifications, Landlord shall respond to Tenant by approving or requesting changes to such Plans and Specifications. Landlord's approval of such Plans and Specifications shall not be unreasonably withheld, delayed or conditioned. The completed interior design drawings, layouts and interior specifications and HVAC drawings for the preparation of the Demised Premises shall be annexed hereto and, as of the date of such annexation, made a part of this Lease as Exhibit [C-1] and shall be referred to as the "Plans and Specifications." The Tenant Workletter, annexed hereto as Exhibit C-2, sets forth in detail the parties' understanding regarding building standards, Tenant Work and certain other aspects of Tenant Work in the Building.

            (c) Construction, according to the Plans and Specifications ("Tenant Work") shall be carried out and pursued to completion with reasonable diligence by and at the expense of Tenant and with the cooperation of Landlord, upon the terms and conditions set forth below. Tenant may begin Tenant Work on the later of the date hereof and the approval by Landlord of the Plans and Specifications:

                  (i). Landlord has furnished Tenant with a written list of contractors which Landlord has pre-approved to perform work in the Building (the "Pre-Approved Contractors"). Prior to commencing any Tenant Work, Tenant shall furnish to Landlord a written list of contractors who are proposed to perform such work, if any, who are not Pre-Approved Contractors. All contractors (whether or not such contractors are Pre-Approved Contractors) shall be first-class union contractors and shall maintain current licenses with applicable governmental and/or other enforcement authorities. Tenant shall furnish to Landlord copies of such contractors' insurance policies (whether or not such contractors are Pre-Approved Contractors), including workers compensation, public liability and property damage, all in amounts and with companies acceptable to Landlord. Landlord shall have the right to reject any such proposed contractors who are not Pre-Approved Contractors by written notice to Tenant within ten days of Landlord's receipt of the above information.

                  (ii). Tenant shall promptly apply for all approvals and permits legally required in connection with the performance of Tenant Work. If necessary, Landlord shall join in the execution of the applications, and at Tenant's request, shall cooperate with the prosecution of the application. Tenant shall bear all fees, costs and expenses in connection with the applications including any legal or other expenses incurred by Landlord. Tenant shall prosecute the applications diligently and use reasonable efforts to seek the approvals and permits applied for and shall provide Landlord with copies of all permits and approvals upon receipt thereof. Tenant shall advise Landlord of its progress from time to time and upon request by Landlord.

                  (iii). Promptly after all requisite approvals and permits have been granted, Tenant shall commence the performance of Tenant Work and shall diligently prosecute Tenant Work to completion.

                  (iv). Tenant shall perform or cause to be performed all of Tenant Work in accordance with the Plans and Specifications, all requirements of regulations of any applicable public authority, and the terms and conditions of all insurance policies and shall do so in a good and workmanlike manner. Notwithstanding any failure by Landlord to object to any such Tenant Work Landlord shall have no responsibility therefor.

                  (v). Tenant's contractors shall have access to the Demised Premises during Business Hours and Landlord shall provide water, heating or cooling to the extent such services are being provided to the Demised Premises pursuant to the terms of this Lease. Tenant's contractors may have access to the Demised Premises beyond Business Hours, and water, heating or cooling at Tenant's request, if Tenant agrees to pay utility overtime charges on an hourly basis as set forth in the Rules and Regulations (defined herein).

                  (vi). Tenant shall provide Landlord with "as built drawings" upon completion of Tenant Work.

                  (vii). If any governmental authority requires that a certificate of occupancy be issued with respect to the Demised Premises as a result of Tenant Work, Tenant shall apply for, obtain such certificate of occupancy and provide a copy thereof to Landlord.

            Section 3.02. Tenant's Early Access:

            (a) Landlord shall permit Tenant to enter the Demised Premises before Tenant Work is undertaken during normal Business Hours for the purposes of inspection only.

            (b) Once Landlord shall have approved the Plans and Specifications, Tenant shall be permitted to install furniture, computers and similar items in the Demised Premises prior to the Commencement Date. If Tenant is permitted any access to the Demised Premises prior to the Commencement Date (including without limitation pursuant to the preceding sentence), it shall be at Tenant's sole risk (except to the extent caused by the gross negligence or willful misconduct of Landlord). If Tenant's workmen begin to perform Tenant Work, the foregoing license is conditioned upon Tenant's Agents not interfering with Landlord's employees, agents, servants, representatives or licensees, or the workmen of any other tenant. Landlord shall not be liable in any way for any injury, loss or damage of any nature whatsoever occurring as a result of early access to the Demised Premises by Tenant or any employee, agent, servant, contractor or representative thereof, except to the extent caused by the gross negligence or willful misconduct of Landlord. Landlord shall have the right to impose such additional conditions on tenant's early entry as Landlord, in its reasonable discretion, deems appropriate.

            Section 3.03. Insurance Covering Tenant Work:

            Tenant shall not make or cause to be made any alterations, repairs or installations, or perform Tenant Work or any other work to or on the Demised Premises unless Tenant shall obtain, or shall require all its contractors to obtain, and have in force during the performance of such work, public liability and worker's compensation insurance to cover every contractor to be employed as set forth in Section 3.01(b)(i) hereof. Such policies shall be in such amounts and on such terms as Landlord deems appropriate; they shall be non-cancellable without thirty (30) days' prior notice to Landlord by the insurance company. In accordance with Section 3.01(b)(i) hereof, Tenant shall supply Landlord with copies of the insurance policies prior to commencing any Tenant Work.

            Section 3.04. Certain Landlord Representations; No other
Representation:

            (a) Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge, (i) the base Building and the Common Areas are in compliance with all applicable laws and regulations, including without limitation building codes, environmental laws and the Americans with Disabilities Act; (ii) all applicable certificates of occupancy and other required permits with respect to the base Building and Common Areas have been obtained and are in full force and effect; and (iii) there are no outstanding violation notices with respect to any portion of the Building which if not corrected would delay or prevent the issuance to Tenant of any required building permits or certificates of occupancy or similar permits and approvals for the Tenant Work and/or for Tenant's occupancy of the Demised Premises.

            (b) Landlord has made and makes no representations, covenants or warranties with respect to the Demised Premises, the Building or the Land, except as expressly set forth in this Lease.

                          ARTICLE IV. OPTION TO RENEW.

            Section 4.01. Option to Renew.

            (a) Tenant shall have one option to renew this Lease (a "Renewal Option") on the same terms and conditions and in the manner set forth below, for a term of five (5) years, provided that there has been no Event of Default (or event or condition which, with the passage of time or giving of notice, or both, would constitute an Event of Default) that has occurred and is continuing at the time of exercise of the option and that there have not been repeated recurring Events of Default (whether or not previously cured) during the Term. In the event Tenant desires to elect the Renewal Option, Tenant shall give Landlord written notice of its exercise of the Renewal Option nine (9) months prior to the Expiration Date of the Term. If Tenant fails to timely notify Landlord of its exercise of the Renewal Option, then the Renewal Option shall expire.

            (b) Base Rent during the renewal term shall equal the prevailing market rental rate for office space of comparable quality, design and location in the Berkeley Heights area (which shall include the Route 78 corridor from and including Exit 43 to and including Exit 33) for tenants occupying an amount of space comparable to the amount then leased by Tenant, taking into consideration any concessions (e.g., rent abatement, tenant improvement and other allowances; it being understood for purposes of clarification that Landlord shall have no obligation to provide Tenant with any tenant improvement allowance) then being offered by landlords to prospective tenants for comparable space ("Market Rent"), but in no case less than the then existing Base Rent. The parties shall negotiate in good faith to establish the Market Rent. If the parties are unable to agree on Market Rent within thirty (30) days after Tenant gives Landlord its notice exercising the Renewal Option (the "Notice Date"), then the Appraisal Procedure (as defined in Section 2.01) shall be utilized.

                                ARTICLE V. RENT.

            Section 5.01. Base Rent:

            Tenant shall pay Base Rent to Landlord, in the amount set forth in
Section 1.03, without notice or demand, in equal monthly installments in advance beginning on the Commencement Date. Each subsequent installment shall be due to and received by the Landlord on or before the first day of each month during the Term. Notwithstanding the foregoing, in the event the Commencement Date is not the first day of the month, on the Commencement Date Tenant shall pay Landlord an amount equal to $924.56 (consisting of $877.19 for Base Rent and $47.37 for electric) for each day of such first "partial" month of the Term.

            Section 5.02. Tax Increase Amount:

            (a) In addition to Base Rent and all other charges Tenant is required to pay hereunder, Tenant shall pay the Tax Increase Amount (as hereinafter defined) to Landlord as follows:

                  (i) If the Taxes for any Tax Year during the Term of this
            Lease shall be greater than the Real Estate Tax Base, then Tenant shall pay to Landlord, as a component of Rent and as provided in
            Section 5.02(a)(ii) below, the amount (the "Tax Increase Amount") determined by multiplying the difference between the Taxes for the applicable Tax Year and the Real Estate Tax Base by Tenant's Pro Rata Share. If the Taxes for any Tax Year during the Term of this Lease shall be less than the Real Estate Tax Base, then Landlord shall refund to Tenant as provided in Section 5.02(a)(ii) below, the amount (the "Tax Decrease Amount") determined by multiplying the difference between the Real Estate Tax Base and the Taxes for the applicable Tax Year by Tenant's Pro Rata Share.

                  (ii) Within one hundred and eighty (180) days after the
            commencement of each Tax Year after and including the year in which the Assessed Valuation has been established, or as soon as practicable thereafter, Landlord shall submit to Tenant a copy of the bill(s) for the Taxes for such Tax Year and a statement (the "Tax Statement"), which shall indicate: (i) any annual increase (or decrease) in the Taxes, (ii) the effective date of such increase (or decrease), (iii) the Tax Increase Amount due, if any, (iv) the Tax Decrease Amount, if any, to be refunded and (v) any Extra Taxes due as set forth below. Tenant shall pay the Tax Increase Amount to Landlord within thirty (30) days after the issuance of the Tax Statement. Landlord shall pay the Tax Decrease Amount to Tenant within thirty (30) days after the issuance of the Tax Statement. Any Tax Increase Amount or Tax Decrease Amount for a period of less than a full Tax Year shall be ratably apportioned.

            (b) Tenant shall be liable for any portion of the Taxes, charges and assessments imposed upon the Real Estate during the Term of this Lease which are attributable to extraordinary improvements in the Demised Premises or the Building constructed at Tenant's expense or for Tenant's specific benefit and for which the taxing authority has assigned a distinguishable increase in valuation in computing the Assessed Valuation ("Extra Taxes"). Tenant shall pay to Landlord such Extra Taxes within thirty (30) days after issuance of the Tax Statement as set forth above. Any Extra Taxes due for a period of less than a full year shall be ratably apportioned. Tenant shall not be liable for any Extra Taxes attributable to the improvements of any other Tenant.

            (c) Tenant's obligations for payment of Tax Increase Amount or Extra Taxes during the Term shall survive the expiration or early termination of this Lease.

            Section 5.03. Building Operating Costs, Adjustments:

            (a) Tenant hereby agrees that for each Operating Year during the Term of this Lease for which the Building Operating Costs (as hereinafter defined) budgeted for such Operating Year exceeds the Building Operating Costs for the First Operating Year, Tenant shall pay to Landlord as a component of Rent and in the manner further provided in this Section 5.03, an amount (the "Operating Increase Amount") determined by multiplying the difference between the budgeted Building Operating Costs for the applicable Operating Year and the Building Operating Costs in the First Operating Year by Tenant's Pro Rata Share. Within one hundred and eighty (180) days after the commencement of each Operating Year, or as soon as practicable thereafter, except for the First Operating Year, Landlord shall present to Tenant a statement (the "Operating Statement") showing, inter alia, the Operating Increase Amount, if any, due hereunder (the date upon which the Operating Statement is presented to Tenant being hereinafter referred to as the "Billing Date"). Tenant shall pay the Operating Increase Amount no less frequently than monthly in advance in an amount determined by multiplying the Operating Increase Amount for the applicable Operating Year by one-twelfth (1/12). These monthly payments of the Operating Increase Amount shall be added to and paid simultaneously with the Base Rent. If the total of such monthly payments made by Tenant during any Operating Year is less than the Operating Increase Amount, as shown on the next Operating Statement presented to Tenant, Tenant shall pay the difference to Landlord within thirty (30) days after the Billing Date. If the total of such monthly payments made by Tenant during any year is greater than the Operating Increase Amount, as shown on the next Operating Statement presented to Tenant, Landlord shall refund the excess amount to Tenant within thirty (30) days after the Billing Date. Each Operating Statement shall indicate
(i) the Operating Increase Amount for the current year; (ii) the difference between the actual dollar amount of Building Operating Costs and the budgeted Building Operating Costs for the preceding Operating Year; (iii) the total of the monthly payments made by Tenant hereunder for the account of the preceding Operating Year, if applicable; and (iv) the amount of any overpayment or underpayment by Tenant on account of the Operating Increase Amount for the preceding year.

            (b) If Tenant disputes the amount or characterization of any item contained in the Operating Statement by giving written notice thereof to Landlord within sixty (60) days of the Billing Date, Tenant shall have the right to designate a firm of independent certified public accountants to audit Landlord's records upon which the Operating Statement is based, provided Tenant first pays all sums due as shown on the Operating Statement first. Such audit shall be conducted promptly after Tenant's notice of dispute is given to Landlord. The fee for any audit conducted on Tenant's behalf shall be borne solely by Tenant (subject to the penultimate sentence of this Section 5.03(b)). Landlord shall have the right, at its sole expense (subject to the last sentence of this Section 5.03(b)), to have Tenant's audit reviewed by a mutually agreed upon third party nationally recognized certified public accountant, whose determination shall be conclusive and binding on both Landlord and Tenant. If, as a result of Tenant's inspection of Landlord's books or the audit of Landlord's records and review by independent certified public accountants, an error is discovered in the Operating Statement, Landlord shall revise the Operating Statement accordingly and any overpayment by Tenant shall be refunded by Landlord to Tenant forthwith and any underpayment shall be paid by Tenant on demand. Any audit and subsequent adjustment in payment shall be deemed to be conclusive of settlement of the dispute. If Tenant does not notify Landlord of a dispute within sixty (60) days of receipt of any Operating Statement, Tenant shall be deemed to have accepted such Operating Statement. Landlord's records and any information provided by Landlord to auditors pursuant to this Section 5.03(b) shall be and remain confidential and shall not be made available by the auditors or Tenant to any other person or entity, except to persons or entities named in subpoena or other legal process, but only such portion of such information that, in the reasonable opinion of Tenant's counsel, is required to be disclosed in response to such process; provided, however, that Tenant shall, before making the disclosure, promptly inform Landlord of Tenant's receipt of any such subpoena or other process so as to afford Landlord the opportunity to seek a protective order if it so desires. If the final audit discloses an error in Landlord's determination of the Building Operating Costs in excess of five percent (5%) in Landlord's favor, then all costs of the audits shall be borne by Landlord. If the final audit discloses that Landlord's determination of the Building Operating Costs was not in error in excess of two percent (2%) in Landlord's favor, then all costs of the audits shall be borne by Tenant.

            (c) The "Building Operating Costs" shall include each and every expense incurred in connection with the ownership, administration, management, operation, insurance, maintenance and repair of the Real Estate, or reasonably charged by Landlord if Landlord performs management services in connection with the Real Estate, including management, consulting, reasonable legal and accounting fees, and, further, including but not limited to, wages, salaries and fees paid to persons either employed by Landlord or engaged as independent contractors in performing or managing the services related to the Real Estate, and such other typical items of expense as indicated in Subsection (d) below. If any person or independent contractor is employed with respect to more properties than the Real Estate, the wages, salaries or fees paid therefor shall be allocated based on time spent by such person or Contractor on matters relating to the Real Estate (excluding time spent on items which are not Building Operating Costs) or the degree of responsibility for the Real Estate compared to the other properties involved.

            (d) Some of the typical items of expense which comprise or may comprise the Building Operating Costs are or may be the following, but only to the extent that they relate solely or are properly allocated to the Real Estate:

                  (i) Repairs and maintenance;

                  (ii) Utility costs, including but not limited to the cost of electricity to power HVAC units and to heat and light the Common
            Area;

                  (iii) Cleaning costs, including but not limited to windows, tenant premises and Common Areas;

                  (iv) Service contracts including but not limited to elevator,
            HVAC, janitorial and window cleaning, rubbish removal, exterminating and towel service;

                  (v) Costs of landscaping and snow removal;

                  (vi) Cost of redecorating Common Area;

                  (vii) Wages, salaries and other compensation, including taxes, insurance, retirement, fringe benefits, uniforms payable to employees performing services related to the Real Estate;

                  (viii) Reasonable fees and other compensation payable to
            independent contractors or other agents of Landlord performing services related to the Real Estate;

                  (ix) Cost of Landlord's insurance, including but not limited to, fire and extended coverage, public liability and property, rental value insurance (including Base Rent, estimated Tax Increase Amount and estimated Operating Increase Amount), elevator, worker's compensation, boiler and machinery insurance;

                  (x) Reasonable auditing, accounting, attorneys' and
            consultants' fees and disbursements incurred in connection with the maintenance and operation of the Real Estate;

                  (xi) A reasonable management fee to compensate Landlord for management services, if Landlord, its employees, agents or servants, perform same, or reasonable and customary fees for management services provided by an independent management company;

                  (xii) Any other expenses of any kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Real Estate;

                  (xiii) The cost, if any, of non-Tenant area capital
            improvements installed by Landlord after the completion of the Building as amortized over the useful life of such improvements, with that portion of the cost attributable to any Operating Year to be included in the Building Operating Costs for that Operating Year to the extent such capital improvements are reasonably expected to reduce Building Operating Costs or are required by a governmental authority under laws or regulations adopted after the Commencement Date; and

                  (xiv) The costs, charges and expenses, if any, incurred by
            Landlord in connection with any change of any company providing electric service to the Real Estate, including, without limitation, maintenance, repair, installation, and service costs associated therewith.

            (e) The term "Building Operating Costs" shall not include or be deemed or construed to include:

                        (i) Costs incurred in connection with the construction
                  of the Building or the initial development of the Real Estate;

                        (ii) Costs for which Landlord is reimbursed by its
                  insurer, any tenant's insurer or any tenant;

                        (iii) Costs attributable to leasing of tenant spaces and
                  to resolving disputes with tenants, and costs of improvements to the premises of other tenants in the Building;

                        (iv) Costs, expenses or expenditures relating to the
                  duties, liabilities or obligations of other tenants in the Building;

                        (v) Interest, principal or other payments on mortgages
                  or other debt costs, if any;

                        (vi) Depreciation on the Building;

                        (vii) Taxes;

                        (viii) Leasing commissions;

                        (ix) Costs which are paid directly by any tenant;

                        (x) Wages, bonuses and other compensation of employees
                  of Landlord above the grade of property manager;

                        (xi) Costs of acquiring and installing artwork; and

                        (xii) Any cost representing an amount paid to a person,
                  firm, corporation or other entity related to Landlord that is in excess of the amount which would have been paid in the absence of such relationship;

            (f) Landlord and Tenant agree that with respect to all Building Operating Costs, the actual costs thereof for the First Operating Year and for each Operating Year thereafter shall be adjusted to reflect all Building Operating Costs for a full year. Landlord and Tenant further agree that in the event occupancy in the Building during the First Operating Year or any Operating Year thereafter is less than ninety five percent (95%), then Building Operating Costs for the First Operating Year or any other Operating Year, as applicable, shall be "grossed up" to the amount of Building Operating Costs that, using Landlord's reasonable projections, would normally be expected to be incurred during the First

Operating Year or other Operating Year, as applicable, if the Building were ninety five percent (95%) occupied during such First Operating Year or other Operating Year.

            (g) Tenant's obligations for payment of Building Operating Costs during the Term shall survive the expiration or early termination of this Lease for costs incurred during the Term.

            (h) The amounts due with respect to any Operating Year pursuant to Sections 5.02 and 5.03 of this Lease shall be aggregated or netted, as applicable, so that only one payment is made, if any, with respect to such amounts.

            Section 5.04. Payment of Rent:

            (a) Rent shall be paid without notice, demand, counterclaim, offset, deduction, defense, or, except as expressly provided herein, abatement.

            (b) All Rent payable under this Lease shall be payable to Landlord in currency of the United States of America at its address as set forth in
Section 20.04 or at such other address as Landlord shall designate by giving notice to Tenant.

            (c) If Tenant shall fail to pay any Tax Increase Amount, Operating Increase Amount, Extra Taxes, or any other charges payable hereunder, whether or not the same are called Rent, Landlord shall have all remedies provided for in the Lease or at law as in the case of nonpayment of Base Rent. Tenant's obligations (accruing during the Term) under Article V and Article XXI hereof shall survive the expiration or earlier termination of this Lease.

                               ARTICLE VI. SIGNS.

            Section 6.01. Directory:

            Landlord shall provide a directory of tenants in the first and second floor lobby areas of the Building.

            Section 6.02. Signs:

            (a) Tenant shall have no right to install and maintain a sign on the entrance doorway of the Demised Premises without Landlord's prior written consent which shall not be unreasonably withheld or delayed. Landlord may permit Tenant to identify its business name by lettering on the exterior of the Demised Premises with Landlord's prior written consent as to dimensions, material, content, location and design.

            (b) Tenant shall obtain and pay for all required permits and licenses relating to such sign, if same are required. Copies of all such permits and licenses shall be delivered to Landlord within a reasonable time after they are issued.

            (c) Tenant shall not have the right to install or maintain any signs in or at the Real Estate or visible from the outside of the Demised Premises.

            (d) Landlord shall have the right to remove any sign in order to paint, or to make repairs, alterations or improvements in or upon the Building or Demised Premises, at its expense. At the expiration of the Term, Tenant shall, at Tenant's sole cost and expense, remove all signs and restore the area in which they were affixed to its prior condition.

           ARTICLE VII. REPAIRS, ALTERATIONS, COMPLIANCE, SURRENDER.

            Section 7.01. Repairs by Landlord:

            Landlord shall make or cause to be made necessary repairs to, and maintain, the Common Area, the Building (other than the Demised Premises, except as expressly provided below in this Section 7.01) and the Land in a Class A manner (comparable to that of other similar Class A office buildings in the Berkeley Heights area, which shall include the Route 78 corridor from and including Exit 43 to and including Exit 33), including, without limitation, that Landlord shall make or cause to be made necessary repairs to the roof of the Building and structural repairs to the foundation, exterior walls, floors, windows, electrical, plumbing and mechanical systems of the Building, and any load-bearing interior walls of the Demised Premises except for any damage to the Building or Real Estate caused by (a) any act, omission or negligence of Tenant, Tenant's agents or invitees; (b) the failure of Tenant to perform or comply with any terms, conditions or covenants in this Lease; or (c) any alterations, installations, additions or improvements made or to be made by Tenant. Damage set forth in (a), (b) and (c) will be repaired by Landlord at Tenant's expense.

            Section 7.02. Repairs, Maintenance and Improvements by Tenant:

            (a) Tenant shall maintain and take good care of the Demised Premises. Tenant, at its expense, shall promptly make all repairs in and about the Demised Premises as shall be required by reason of (i) the performance or existence of Tenant Work performed or to be performed by Tenant, (ii) the installation, use or operation of Tenant's property in the Demised Premises,
(iii) the moving of Tenant's property in or out of the Building or (iv) the misuse or neglect of Tenant or any of its employees, agents or contractors. Except for repairs Landlord is specifically obligated to make, Tenant, at its expense, shall be responsible for all repairs, maintenance and replacements within the Demised Premises, ordinary wear and tear excepted. Notwithstanding the foregoing, Landlord shall make all repairs required by the occurrence of fire and other casualty as more particularly set forth in Section 12.03 hereof; provided, however, that Tenant shall be responsible for the repair and restoration of Tenant's improvements to the Demised Premises. Tenant shall notify Landlord in advance of all repairs to be made by Tenant exceeding an amount equal to $0.50 per rentable square feet of the Demised Premises in cost. Tenant shall not remove blinds from windows. In making repairs, Tenant shall observe and comply with all requirements, laws or regulations of any applicable public authority and the terms and conditions of all insurance policies required by Article XVI relating to or affecting the Real Estate.

            (b) Tenant shall be responsible and liable for all damages to the Demised Premises the Building or the Land or any part thereof attributable to the fault, negligence, or misuse of Tenant, its agents, employees, servants, contractors, representatives, guests or invitees.

            Section 7.03. Approval by Landlord of Improvements:

            Tenant may not make, repairs, alterations, additions or improvements to the Demised Premises, or any part thereof, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, denied or conditioned, but which may, for purposes of clarification, be conditioned on Tenant removing the same at the expiration of the Lease and restoring that portion of the Demised Premises affected by the repairs, alterations, additions and improvements, and the removal thereof, to the condition prior to any such repairs, alterations, additions or improvements and otherwise in the condition required under this Lease), if the reasonable cost of the specific alteration, addition or improvement (any such alterations, additions and improvements being aggregated for purposes of this calculation if made as part of the same general plan) is estimated to exceed an amount equal to $0.50 per rentable square feet of the Demised Premises; it being understood that the provisions of Article III hereof shall govern the Tenant Work. Any permitted alterations shall be performed in a good and workmanlike manner in accordance with all requirements of any applicable governmental authority, the terms and conditions of all required insurance policies and any other provisions relating to Tenant Work herein contained. In no event shall Tenant make any alterations of the outside dimensions of the Building or the existing load-bearing walls and columns, exterior walls, roof, structural ceiling or foundations.

Notwithstanding anything contained in this Section 7.03, if the repairs, alterations, additions or improvements involve an Atypical Alteration (as defined below), Landlord reserves the right to require Tenant (by the end of the
Term) to restore that portion of the Demised Premises affected by the repairs, alterations, additions and improvements, and the removal thereof, to the condition prior to any such repairs, alterations, additions or improvements and otherwise in the condition required under this Lease. An "Atypical Alteration" means, collectively, any alterations, additions or improvements to the Demised Premises which are not typical alterations, additions or improvements found in similar, Class A office buildings occupied by more than one tenant, including by way of illustration only and not of limitation, (i) any wet laboratories installed by Tenant or (ii) anything which could materially adversely affect the Robertson underfloor duct system installed in the Building.

            Section 7.04. Emergency Repairs:

            If, in an emergency, it shall become necessary to make any repairs or replacements otherwise required to be made by Tenant, Landlord may enter the Demised Premises, and proceed to make or cause such repairs or replacements to be made at Tenant's expense. Landlord shall give Tenant telephone notice of such emergency. Within thirty (30) days after Landlord renders a bill for such repairs or replacements, Tenant shall reimburse Landlord for the cost of making such repairs. Landlord's access and entry into the Demised Premises shall, to the extent practicable under the circumstances, be conducted in a manner which shall not unreasonably disrupt or unreasonably interfere with Tenant's use and conduct of business within the Demised Premises.

            Section 7.05. Electrical Lines

            (a) Tenant may not install any electrical equipment that overloads the lines in the Demised Premises, the Building or the Real Estate or which will interfere with the use thereof by other tenants of the Building unless Landlord approves same in the Plans and Specifications or as provided for in Section 7.03 above. If Tenant makes such installation, Landlord may require Tenant, at Tenant's sole cost and expense, to make whatever alterations and/or repairs are necessary and which are in compliance with the terms and conditions of all required insurance policies and all requirements of applicable governmental authorities. Tenant shall be responsible or liable for all damages anywhere in the Building or with respect to the Real Estate caused by any electrical overload attributable to Tenant.

            (b) At all times, Tenant shall provide access for Landlord to trench headers provided that Landlord's work shall not prevent the conduct of Tenant's business and shall be conducted at such times and in a manner so as to minimize disruption of Tenant's operations.

            Section 7.06. Surrender of Premises.

            On the Expiration Date, Tenant shall quit and surrender the Demised Premises together with all alterations, fixtures (except trade fixtures, it being understood that, if Tenant removes trade fixtures, Tenant shall exercise reasonable care in doing so, and the Demised Premises shall be restored to the condition it was in prior to the installation of the trade fixtures, reasonable wear and tear excepted), installations, additions and improvements which may have been made in, annexed or otherwise attached thereto, broom clean, and in good condition and repair, ordinary wear and tear excepted, and except for damage by fire or other casualty which Landlord is required to repair hereunder, unless Landlord provides otherwise in writing. Any personal property of Tenant, or any subtenant or occupant, which shall remain in or on the Demised Premises after the termination of this Lease and the removal of such Tenant, subtenant or occupant from the Demised Premises, may, at the option of Landlord and without notice, be deemed to have been abandoned by such Tenant, subtenant occupant, and may either be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord may see fit. Tenant shall reimburse Landlord for any cost or expense incurred by Landlord in carrying out the foregoing which obligation shall survive the Expiration Date. Landlord shall not be responsible for any loss or damage occurring to any such property owned by Tenant or any subtenant or occupant.

            ARTICLE VIII. SERVICES AND UTILITIES

            Section 8.01. Landlord's Services:

            (a) Landlord shall furnish: (i) during Business Hours, heat and air conditioning required for the occupancy of the Demised Premises and the electricity to power same; (ii) ) twenty-four (24) hours per day, seven (7) days per week access and elevator service including one weekend elevator; (iii) restroom supplies; (iv) cleaning services as set forth in the "Building Janitorial Specifications" (hereinafter so called), annexed hereto as Exhibit E, on weekdays, excluding Holidays and weekends, (v) a cafeteria serving breakfast and lunch, and (vi) such other services as Landlord may set forth from time to time. Landlord shall have the right to reasonably modify the terms and/or frequency of the services so long as Landlord gives at least five (5) days' notice of any changes.

            (b) Tenant shall have the right to use the Demised Premises beyond Business Hours and on weekends and Holidays upon the express condition that Tenant shall be responsible, at its sole cost and expense, for any and all building services required and attributable to such excess use charged at the rates set forth in Landlord's Rules and Regulations; provided, however, that notwithstanding anything contained in the Rules and Regulations or the definition of Building Hours, in the event Landlord changes the Rules and Regulations pursuant to this Lease so that more than eight (8) Holidays exist (such additional Holidays being referred to as "Excess Holidays"), Tenant shall not be charged for any excess use of building services during the period between 8:00 a.m. and 6:00 p.m. on any Excess Holiday unless Tenant is also treating the Excess Holiday(s) as a business holiday. Payment for excess use of services shall be deemed Rent and shall be paid to Landlord monthly, together with Base Rent.

            (c) Landlord shall maintain and provide services for the Land and Common Area, including lobbies, stairs, elevators, corridors, restrooms, and Parking Area. Access to parking in the Parking Area shall be granted 4 cars per each 1,000 rentable square feet (i.e., 51 cars for 12,807 rentable square feet). Of the amount, Landlord will designate 5 spaces as "reserved" for Tenant. Attached as Exhibit H are the designated locations for Tenant's "reserved" parking spaces.

            (d) Landlord shall not be liable for any losses or damages caused by interruption of services due to repair, inspection or causes beyond its reasonable control. Tenant shall continue to be responsible for payment of Rent during any period of such interruption. Landlord shall use its best efforts to restore services after interruption. Notwithstanding the foregoing, if the Demised Premises is rendered totally untenantable for five (5) consecutive business days due to an interruption of services, the

Rent shall be abated during the period of such interruption of services unless such interruption was caused by (i) Tenant, or (ii) by circumstances beyond Landlord's reasonable control.

            (e) Landlord shall maintain a security guard situated in the Building and/or another building within Connell Corporate Center servicing the Building, twenty-four (24) hours per day, seven (7) days per week.

            Section 8.02. Electricity:

            (a) Landlord shall furnish the electricity Tenant shall require in the Demised Premises for heating and air conditioning during Business Hours at no extra cost (subject to adjustments under Section 5.03 or otherwise provided herein). Tenant shall pay to Landlord, as a component of Rent, the sum of One Dollar and Thirty-Five Cents ($1.35)/rentable sq. ft./yr. in advance on a monthly basis together with Base Rent. This sum shall represent the cost of all electricity furnished to Tenant at the Demised Premises during Business Hours, other than for heating and air-conditioning, based on 5.5 watts/useable sq. ft.

            (b) If the Plans and Specifications submitted in connection with the Tenant Work or any alterations or improvements undertaken by Tenant during the Term anticipate extra electric usage based on either substantially greater needs than 5.5 watts/useable sq. ft. or regular usage beyond the Building Business Hours, the amount charged to Tenant as set forth in paragraph (a) above shall be adjusted to reflect such additional usage.

            (c) The amount payable by Tenant as set forth in paragraph (a) above may be adjusted when the rate charged Landlord by the local electric company is modified between the execution of this Lease and the Commencement Date and further adjusted from time to time to the reflect changes in the rate charged Landlord subsequent to the Commencement Date.

            (d) Subsequent to Tenant's having taken occupancy and commenced use of the Demised Premises, Landlord or Tenant may cause a survey to be made by an independent electrical engineer or other qualified person of the estimated use of electricity on the Demised Premises (other than for heat and air conditioning). The $1.35/rentable sq. ft./yr. charge set forth in paragraph (a) above shall be adjusted not more frequently than annually to reflect the outcome of this survey. The cost of preparing the survey shall be included in Building Operating Costs if undertaken by Landlord. Tenant shall pay for the survey if it undertakes to cause same to be made.

            (e) If Landlord requests or if Tenant elects to do so, Tenant shall install an electric meter to measure the electricity actually consumed on the Demised Premises at any time, provided the local electric utility company so permits. Tenant shall arrange with the utility company for such installation, which shall be at Tenant's expense. Tenant shall pay for its electrical usage based on metering to Landlord on a monthly basis together with Base Rent, at the rate applicable to Landlord, in lieu of the charge set forth in paragraph (a) above.

            (f) Landlord currently uses a certain utility company to provide electricity service for the Real Estate (the "Current Electric Service Provider"). Notwithstanding the foregoing, if permitted by applicable law, Landlord shall have the right at any time and from time to time during the Term of this Lease to either contract for services from a different company or companies providing electricity service (each such company being referred to as an "Alternate Service Provider") or continue to contract for service from the Current Electric Service Provider. Tenant shall cooperate with Landlord, the Current Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Current Electric Service Provider and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Demised Premises.

                         ARTICLE IX. USE AND OPERATION

            Section 9.01. Use:

            Tenant shall use the Demised Premises for general offices and for no other purpose (it being agreed that Tenant may install microwave and toaster ovens (for the heating of food), refrigerators and vending machines in employee break areas within the Demised Premises). Tenant shall comply with all applicable zoning regulations or requirements and all other laws, rules, regulations and ordinances of any governmental entity having jurisdiction over the Real Estate (including, without limitation, Environmental Laws and regulations), as well as all the requirements set forth in Article XXI.

            Section 9.02. Rules and Regulations Established by Landlord:

            The rules and regulations of the Landlord in effect as of this date are set forth in Exhibit D annexed hereto. Tenant shall observe all such rules and regulations, and all other rules and regulations established by Landlord from time to time for the Building and the Real Estate (collectively, the "Rules and Regulations"). Tenant shall be given at least five (5) days' notice of any changes therein. In the event of any conflict between the terms of this Lease and the Rules and Regulations (or any other Exhibit attached hereto), this Lease shall control. The Rules and Regulations shall be of uniform application to substantially all tenants of the Building, and shall not be enforced against Tenant in a discriminatory manner.

            Section 9.03. Restriction on Tenant's Activities

            (a)   Garbage:

                        (i) Tenant shall handle and dispose of all rubbish and
                  garbage in accordance with the Rules and Regulations established by Landlord.

                        (ii) Landlord shall provide rubbish and garbage removal
                  in accordance with the cleaning specifications incorporated as part of Exhibit E.

                        (iii) Tenant shall arrange for the prompt removal of any
                  rubbish and garbage in excess of the quantity to be disposed of by Landlord pursuant to the cleaning specifications set forth in Exhibit E at Tenant's sole expense.

            (b) Plumbing Facility Use: Tenant shall not use the plumbing facilities of the Demised Premises or the Building for any purpose other than those for which they are intended. Tenant may not dispose of any substances therein which may clog, erode or damage the pipelines and conduits of the Demised Premises, the Building or the Land.

            (c) Floor Load: Tenant shall not install, operate of maintain in the Demised Premises any heavy item of equipment which exceeds the floor load of one hundred (100) pounds per square foot without Landlord's written consent.

            (d) Exterior Walls or Roof: Tenant shall not use all or any portion of the roof or exterior walls of the Demised Premises or the Building for any purpose.

            Section 9.04. Illegal Purposes:

            Tenant shall not use or permit the use of the Demised Premises for any illegal trade, manufacture, or other business, or for any other illegal purpose.

               ARTICLE X. TRANSFER OF INTEREST; PRIORITY OF LIEN.

            Section 10.01. Assignment, Subletting, etc,:

            (a) Tenant may sublet the Demised Premises or assign this Lease to
(i) its parent corporation or any affiliate or subsidiary of Tenant or (ii) any successor of Tenant by merger or consolidation or the purchaser of all or substantially all of Tenant's assets, in each case without Landlord's consent so long as Tenant continues to be primarily liable and responsible for the performance of all obligations under this Lease.

            (b) Except as expressly set forth in Section 10.01(a), Tenant shall not sublet the Demised Premises or any part thereof, nor assign, transfer, mortgage or hypothecate, or otherwise encumber this Lease or any interest therein, nor grant concessions or licenses for the occupancy of the Demised Premises or any part thereof to any unaffiliated company without Landlord's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and any unauthorized subletting, assignment, transfer or other similar such action shall be deemed null and void and of no effect. Upon the return of the Demised Premises, all terms and conditions of this Lease shall be null and void, except for those provisions of the Lease which shall survive the Expiration Date, as herein provided. Any subtenancy arrangement without limiting the foregoing, shall be pursuant to a written agreement in form and substance reasonably satisfactory to the Landlord containing terms not inconsistent with the terms of this Lease.

            (c) Without limiting the foregoing, Landlord may, in its sole determination, withhold approval to a transfer, assignment or subletting under Paragraph (b) above, under the following conditions:

                  (i) The financial condition of the subtenant or other user is unsatisfactory.

                  (ii) The proposed use of the Demised Premises by the subtenant or other user would be prejudicial to the safety, character, or reputation of the Building and its tenants or contrary to any zoning ordinance or law, rule, regulatory or ordinance promulgated by any governmental authority.

                  (iii) The subtenant's or other user's occupancy of the Demised Premises will cause excessive demands on the Real Estate.

                  (iv) Less than 90% of the rentable area of the Building is rented.

            (d) Tenant shall remain primarily liable for all obligations of this Lease in the event it sublets or assigns all or any portion of the Demised Premises.

            (e) A subtenant or assignee shall not have the rights to renewal of the Lease of the Demised Premises provided herein.

            (f) Any Excess Assignment Consideration (as defined below) or Excess Sublease Rentals (as defined below) in connection with an assignment or sublease permitted under this Lease shall be shared equally between Tenant and Landlord. For purposes of this Section 10.01(f), (i) "Excess Assignment Consideration" shall mean all consideration for the assignment paid or to be paid by the assignee of Tenant to Tenant after deducting (A) actual out-of-pocket expenses incurred by Tenant in connection with such assignment (including but not limited to third party leasing commissions, concessions, outside attorneys' fees and tenant improvements), (B) the then remaining unamortized portion of the cost of the Tenant Work, amortized on a straight-line basis over the term of this Lease, and (C) any consideration paid to Tenant by the assignee for Tenant's furniture and equipment in the

Demised Premises (but not more than the fair market value of such furniture and equipment) and (ii) "Excess Sublease Rentals" shall mean all consideration under the sublease paid or to be paid by the sublessee of Tenant in excess of all Rent paid or to be paid by the Tenant for the Demised Premises subleased for the same period, after deducting (A) actual out-of-pocket expenses incurred by Tenant in connection with such sublease (including but not limited to third party leasing commissions, concessions, outside attorneys' fees and tenant improvements), ),
(B) the then remaining unamortized portion of the cost of the Tenant Work, amortized on a straight-line basis over the term of this Lease, and (C) any consideration paid to Tenant by the sublessee for. Tenant's furniture and equipment in the Demised Premises (but not more than the fair market value of such furniture and equipment); it being understood that if only a portion of the Demised Premised are sublet, then only the portion of the space so sublet shall be taken into account for purposes of such calculation.

            Section 10.02. Subordination:

            (a) Subject to Section 10.02(b) hereof, at Landlord's election, this Lease shall be subordinate or superior to the lien of any present or future mortgage irrespective of the time of recording of such mortgage. Landlord may exercise such election by giving notice thereof to Tenant. At the election of Landlord, this clause shall be self-operative and no further instrument shall be required. Upon Landlord's request, at any time and from time to time (provided that the Mortgagee shall have executed the agreement referenced in Section 10.02(b) hereof), Tenant shall (a) confirm in writing and in recordable form that this Lease is so subordinate or so paramount to the lien of any mortgage and/or (b) execute an instrument making this Lease so subordinate or so paramount (as Landlord may elect) to the lien of any mortgage, in such form as may be required by an applicable mortgagee. The exercise of any of the elections provided in this Section shall not exhaust Landlord's right to elect differently thereafter, from time to time.

            (b) Landlord shall obtain from any Mortgagee a non-disturbance agreement in favor of the Tenant which recognizes this Lease and agrees not to disturb Tenant's possession of the Demised Premises as provided in this Lease, in each case for so long as the Tenant is not in default under this Lease, and provided the Tenant agrees to attorn to the said Mortgagee in the event it comes into possession of the premises.

            (c) Landlord shall endeavor to obtain the following provisions in any such non-disturbance agreement: (i) such mortgagee or ground lessor shall honor this Lease in accordance with its terms; (ii) such mortgagee or ground lessor shall not name Tenant in any foreclosure proceedings; and (iii) such mortgagee or ground lessor shall cause Landlord's obligations under this Lease to be performed from and after the date of any foreclosure, purchase or transfer.

            (d) Landlord shall have the right to assign Tenant's Rent payments to any Mortgagee. Upon prior written notice from Landlord, Tenant shall make payments directly to such assignee.

            (e) Landlord represents and warrants that as of the date hereof, there is no mortgage on the Real Estate.

            Section 10.03. Attornment:

            If the Demised Premises, the Building or the Land are encumbered by a Mortgage and such Mortgage is foreclosed, or if same are sold pursuant to such foreclosure or by reason of a default under said Mortgage, (a) Tenant shall not disaffirm this Lease or any of its obligations hereunder, and (b) at the request of the applicable Mortgagee or purchaser at such foreclosure or sale, Tenant shall attorn to such Mortgagee or purchaser.

            Section 10.04. Transfer of Landlord's Interest:

            The term "Landlord" as used in this Lease means only the owner or the mortgagee in possession of the Demises Premises, the Building or the Real Estate for the time being. In the event of any sale (including any sale-leaseback) of the Demises Premises, the Building or the Real Estate, Landlord shall be and hereby is entirely freed and relieved of all of its covenants, obligations and liability hereunder, provided the transferee assumes all of Landlord's obligations hereunder. This subsection shall be applicable to each owner from time to time, and shall not be limited to the first owner of the Demised Premises, the Building or the Real Estate.

            Section 10.05. Mortgagee's Rights:

            If Landlord shall notify Tenant that the Demised Premises, the Building or the Land are encumbered by a Mortgage and in such notice set forth the name and address of the Mortgagee thereof, then, notwithstanding anything to the contrary contained herein, no notice intended for Landlord shall be deemed properly given unless a copy thereof is simultaneously sent to such Mortgagee by certified or registered mail, return receipt requested. If any Mortgagee shall perform any obligation that Landlord is required to perform hereunder, such performance by Mortgagee, insofar as Tenant is concerned, shall be deemed performance on behalf of Landlord and shall be accepted by Tenant as if performed by Landlord.

                            ARTICLE XI. COMMON AREA

            Section 11.01. Use of Common Area:

            During the Term, the following rights to use certain portions of the Real Estate in common with Landlord and any designee of Landlord, subject to the terms of this Lease and Landlord's Rules and Regulations, are hereby granted to
Tenant:

            (a) the non-exclusive right to permit its employees, agents and invitees to use the Common Area as defined under 2.01; and

            (b) the non-exclusive right to permit its employees, agents and invitees to use the entrance and exit ways designated by Landlord from time to time for access to the Demised Premises from a public street or highway adjacent to the Real Estate through the appropriate entrances and exits so designated.

            Section 11.02. Landlord's Rights:

            Notwithstanding anything to the contrary contained herein, Landlord shall have the right:

            (a) to close all or any portion of the Common Area including the Parking Area to such extent as may, in the opinion of Landlord's counsel, be necessary to prevent a dedication thereof or the accrual of any rights of any person or the public therein;

            (b) to close all or any portion of the Common Area;

            (c) to prohibit parking or passage of motor vehicles in areas previously designated for such and to change the location of exclusively marked parking spaces provided Landlord provides substitute parking, if required, and provided that such action does not unreasonably interfere with Tenant's access or ability to conduct business in the Demised Premises;

            (d) to temporarily close any of the Common Area for repair, maintenance, alteration or improvements;

            (e) to build additions to the Building or erect additional buildings on the Common Area or the Land;

            (f) to create paths, walks or other means of cross access through the Land.

            Section 11.03. License Numbers:

            In order to restrict the use by Tenant's employees of areas designated or which may be designated by Landlord as handicapped, reserved or restricted Parking Areas, Tenant agrees that it will, at any time requested by Landlord, furnish Landlord with the License numbers of any vehicle of Tenant and Tenant's employees or agents.

            Section 11.04. Landlord's Obligation with Respect to Parking Area

            Throughout the Term, Landlord shall keep the Parking Area properly paved and in good order and repair, properly drained and shall provide painted stripes to designated parking spaces. After the end of a snowfall, Landlord will commence to remove accumulated snow and ice from the Parking Area and diligently prosecute the same to completion so that, to the extent practicable, the Parking Area shall be reasonably free of snow and ice. Landlord may deposit accumulated snow on such portions of the Common Area as may be necessary under the circumstances. If any ice cannot be removed with reasonable effort on the part of Landlord, it will be sufficient for Landlord to spread sand and other abrasive substances over the ice.

                      ARTICLE XII. DESTRUCTION OR DAMAGE.

            Section 12.01. Rent Abatement:

            If the Demised Premises shall be partially damaged or destroyed by fire or other casualty not attributable to the fault, negligence or misuse of Tenant, its agents or employees, the Rent payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the Demised Premises is rendered tenantable. Should tenant reoccupy a portion of the Demised Premises during the period any restoration work is taking place and prior to the date same is made completely tenantable, Rent allocable to such portion shall be payable by Tenant from the date of such partial occupancy.

            Section 12.02. Option to Terminate:

            If the Building or the Demised Premises shall be damaged or destroyed by fire or other casualty (in the former case, whether or not the Demised Premises are damaged or destroyed) so as to require an expenditure in Landlord's reasonable opinion of more than 40% of the full insurable value (determined prior to the casualty) of the Building or Demised Premises as the case may be, then in either such case, Landlord may terminate this Lease by giving Tenant written notice within ninety (90) days after the date of the casualty, specifying the date of termination of this Lease. In such event, Tenant shall forthwith quit, surrender and vacate the premises without prejudice, however, to Landlord's rights and remedies against Tenant (or any rights or remedies which Tenant may have against Landlord which are expressly set forth in this Lease) as of the date of termination or as to those rights which survive such termination. In the event of termination, the Rent payable hereunder shall be abated from the date of damage or destruction. If Landlord's estimate (which estimate shall be given no later than thirty (30) days following the date of the damage or destruction) of the time required to repair the Demised Premises (so that Tenant can reasonably conduct its business therein) exceeds twelve (12) months from the date of such damage or destruction, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within thirty (30) days after receipt of the Landlord's estimate. If Tenant exercises such termination right, the Lease shall terminate on the date specified in the termination notice

(without prejudice, however, to Landlord's rights and remedies against Tenant (or any rights or remedies which Tenant may have against Landlord which are expressly set forth in this Lease) as of the date of termination or as to those rights which survive such termination).

            Section 12.03. Landlord's Obligation to Rebuild:

            If all or any portion of the Demised Premises or access thereto is damaged by fire or other casualty and if Landlord (or, to the extent provided in Section 12.02 hereof, Tenant) has not elected to terminate this Lease, Landlord shall, within a reasonable time after such occurrence, repair or rebuild the Demised Premises, such portion or access thereto to its condition immediately prior to the Commencement Date. Tenant may terminate this Lease by giving written notice to Landlord, if Landlord has not commenced the required repairs within one hundred twenty (120) days or has not restored and rebuilt the Demised Premises as herein provided within twelve (12) months from the date of such damage or destruction and such delay is due to Landlord's fault. Landlord shall not be obligated to expend in such repair or rebuilding any sums greater than the proceeds of any insurance policy carried by Landlord or for Landlord's benefit.

            Section 12.04. Landlord's Liability:

            Landlord shall not be obligated to pay any damages, compensation or claim for inconvenience, loss of business or annoyance arising from any casualty, or repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article.

                          ARTICLE XIII. CONDEMNATION.

            Section 13.01. Definitions:

            As used herein, the following words have the following meanings:

            (a) Taking: The deprivation of or damage to the Demised Premises, the Building or the Land or any portion thereof, as the result of the exercise by a governmental authority of any power of eminent domain, condemnation, or the purchase by purchaser under threat thereof.

            (b) Taking Date: With respect to any Taking, the date on which the condemning authority or purchaser under threat shall have the right to possession of the Demised Premises, the Building or the Land or any portion thereof.

            (c) Award: The proceeds of any Taking, less all expense in connection therewith, including reasonable attorneys' fees.

            Section 13.02. Taking of Demised Premises:

            (a) In the event of a Taking of the whole of the Building, Land or Demised Premises, other than a Taking for temporary use, this Lease shall automatically terminate as of the Taking Date.

            (b) In the event of a Taking of 40% of the Building, 40% of the Land or 50% of the Demised Premises, Landlord, at its sole option, may terminate this Lease by giving written notice to the other party anytime between the period three (3) months prior to the Taking Date and three months after such date. The termination of the Lease shall be effective three months after such notice is received. In the event of a Taking of 50% of the Demised Premises or 50% of the Building which in Tenant's reasonable judgment materially interferes with Tenant's ability to conduct its business in the Demised Premises, or substantially denies or interferes with Tenant's access to the Building or Demised Premises, Tenant shall have the right to terminate this Lease by giving Landlord written notice of its election within thirty (30) days of the Taking. This Lease shall terminate on the earlier of the Taking Date or three (3) months following Tenant's written notice.

            Section 13.03. Taking for Temporary Use:

            If there is a Taking of the Demised Premises for temporary use, this Lease shall continue in full force and effect, and Tenant shall continue to comply with all the provisions thereof, except as such compliance shall be rendered impossible or impracticable by reason of such Taking. Rent shall be abated during the course of such Taking to the extent and for the period of time that the Demised Premises shall have been rendered untenantable.

            Section 13.04. Disposition of Awards:

            All Awards shall belong to Landlord without any participation by Tenant; provided, however, that Tenant shall be entitled to any identifiable award for Tenant's furniture, fixtures, moving expenses and the unamortized value of Tenant Work, in each case in connection with such Taking.

                        ARTICLE XIV. TENANT'S INSURANCE.

            Section 14.01. General Insurance:

            (a) At all times during the Term of this Lease, Tenant shall carry and maintain, at Tenant's expense, the insurance required hereunder, in the amounts specified in this Article or such other amounts and in form and substance as Landlord may from time to time reasonably request, issued by an insurance company reasonably satisfactory to Landlord. Upon the execution of this Lease, and from time to time as requested by Landlord, Tenant shall deliver to Landlord certificates of all insurance policies required to be carried hereunder with evidence of payment of applicable premium. All policies shall name Landlord and all mortgagees, as additional insureds.

            (b) Each policy so issued shall expressly provide: (i) that it may not be cancelled for nonpayment, or for other reason without thirty (30) days' advance written notice to Landlord; (ii) that the insurance company shall not fail to renew the policy without thirty (30) days' advance written notice to Landlord; (iii) that no material change may be made in the policy; and (iv) that it is not subject to invalidation as to Landlord's interest by reason of any act or omission of Tenant.

            (c) The term "insurance policy" shall include any extensions or renewals of such insurance policy.

            (d) Landlord shall keep in force during the Term "all risk" casualty insurance covering the Building in an amount not less than fifty percent (50%) of the replacement value of the Building with such deductibles and with such coverage exclusions as Landlord deems reasonable. Any insurance required by the preceding sentence shall be (A) with Landlord's insurer so long as Landlord is The Connell Company or an affiliate of The Connell Company; otherwise the insurance shall be issued by a recognized and reputable insurance company and
(B) only required if and to the extent that such insurance is available to owners of commercial office properties at commercially reasonable rates. Without limiting the foregoing, Landlord shall maintain insurance coverage for the Building and Land as it deems necessary, and Tenant shall not do or permit to be done any act or thing upon the Real Estate which would (i) jeopardize or be in conflict with fire insurance policies covering the Building and fixtures and property on the Land, (ii) increase the rate of fire or other casualty insurance applicable to the Real Estate to a rate higher than it otherwise would be for general office use of the Building, or (iii) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation Tenant carries on upon the Real Estate.


          Section 14.02. Tenant Liability Insurance:

            Tenant shall provide on or before it enters the Demised Premises for any reason and shall keep in force during the Term for the benefit of Landlord and Tenant, liability insurance naming Landlord and any designee of Landlord as additional insureds. The policy shall protect Landlord, Tenant and any designee of Landlord against any liability occasioned by any occurrence on or about the Demised Premises or any appurtenance thereto or arising from any of the items indicated in Section 15.01 against which Tenant is required to indemnify Landlord. Such policy is to be written in a combined single limit of at least $3,000,000.00 for injury or death to one or more than one person arising from any one occurrence and in the amount of $1,000,000.00 with respect to property damages. In addition, Tenant shall maintain and provide a $10,000,000.00, umbrella policy on terms Landlord specifies.

            Section 14.03. Tenant Fire Insurance:

            Tenant shall insure and keep its equipment, personal property and all leasehold improvements benefiting the Demised Premises or elsewhere on the Real Estate insured against damage by fire, water and other casualties and risks covered by "All Risk" and extended coverage insurance. Landlord will not carry insurance of any kind on Tenant's equipment or personal property, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

            Section 14.04. Tenant Worker's Compensation Insurance:

            Tenant shall maintain worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the applicable worker's compensation laws.

            Section 14.05. Other Tenant Insurance:

            Tenant shall carry insurance against such other hazards and in such amounts as may be customarily carried by tenants of similar properties, as Landlord may reasonably require for its protection from time to time.

            Section 14.06. Waiver of Subrogation:

            Landlord and Tenant each hereby releases the other, its officers, directors, employees and agents from liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property covered by valid and collectible fire insurance policy with standard extended coverage endorsement, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for, whom such party may be responsible to the extent of insurance proceeds. Landlord and Tenant each agrees that any fire and extended coverage insurance policies carried by each of them respectively and covering the Demised Premises or their contents will include such a clause or endorsement.

            Section 14.07. Insurance Rate:

            If, as a result of (a) any act or omission by Tenant or violation of any terms of this Lease; (b) the use to which Tenant has put Demised Premises; or (c) Tenant's failure to comply with Landlord's insurance requirements, Landlord's insurance rates applicable to the Real Estate are raised, Tenant shall reimburse Landlord, on demand, for the increased cost of Landlord's insurance premiums, which comprise part of Rent. For the purposes of this Section, any finding or schedule of the fire insurance rating organization having jurisdiction over the Real Estate shall be deemed to be conclusive.

            Section 14.08. Toxic and Hazardous Materials:

            (a) Tenant will not store, use, generate, manufacture, produce, release, discharge or dispose of any toxic materials or Hazardous Materials in, on, or about the Demised Premises or the Real Estate (provided that Tenant shall not be in violation of the foregoing by its use and storage of standard office products otherwise defined as hazardous, which products are used by Tenant with due care and in accordance with the instructions of the product manufacturer and otherwise in compliance with applicable law, in the reasonable and prudent conduct of Tenant's business). Tenant will be solely responsible for and will defend, indemnify and hold Indemnified Parties (as defined in Section 15.01(a) of this Lease) from and against all claims, judgments, actions, costs, penalties, damages and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's (and its agents') storage, use and disposal of toxic materials and Hazardous Materials. Tenant will be solely responsible for and will defend, indemnify and hold Indemnified Parties harmless from and against any and all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Demised Premises and any other property of whatever nature located on the Real Estate to the condition existing prior to such storage, use, generation, manufacture, production, release, discharge or disposal of toxic materials or Hazardous Materials. Tenant's obligations under this Section will survive the termination of this Lease.

            (b) For purposes of this Lease, the term "Hazardous Materials" includes without limitation: (a) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "hazardous wastes," "solid waste" or similar terms in any Environmental Law; (b) petroleum products and petroleum byproducts; (c) polychlorinated biphenyls; and (d) chlorinated solvents. The term "Environmental Law" includes any federal, state, municipal or local law, statute, ordinance, regulation, order, rule or requirement (in each case as may be amended from time to time) pertaining to health, industrial hygiene, environmental conditions (including, without limitation, air, ground, water pollution and protection and/or preservation of the environment), or hazardous materials or substances.

            (c) Landlord represents and warrants that, to the best of its knowledge, as of the date hereof, there are no Hazardous Materials (other than standard office products and construction materials otherwise defined as hazardous which are used in compliance with applicable law) located on the Real Estate. Landlord agrees that it will not use, generate, manufacture, produce, store, release, discharge or dispose of Hazardous Materials in, on, under or about the Demised Premises, the Building or Real Estate, other than in compliance with applicable law.

            (d) Landlord will hold harmless, indemnify, and defend Tenant Parties (as defined in Section 15.01(b) hereof) from and against all claims, judgments, actions, costs, penalties, damages and liabilities, including reasonable attorneys' fees and costs, to the extent arising out of or in connection with (i) the presence of toxic materials and Hazardous Materials on the Real Estate prior to the date hereof and (ii) Landlord's (and its agents') storage, use, generation, manufacture, production, release, discharge and disposal of toxic materials and Hazardous Materials (including any removal, clean-up or restoration work in connection therewith) in, on, under or about the Demised Premises, the Building or the Real Estate.

                   ARTICLE XV. INDEMNIFICATION AND LIABILITY

            Section 15.01. Indemnification

            (a) Tenant hereby indemnifies and agrees to defend and hold Landlord, its affiliates and each of their respective shareholders, officials, directors, employees, representatives, servants and agents, and any Mortgagee (each, an "Indemnified Party", and collectively, the "Indemnified Parties") harmless from and against any and all claims, suits, proceedings, fees, penalties, actions, causes of action, responsibilities, liabilities, payments, demands and expenses (including attorneys' fees and disbursements) of any nature whatsoever relating to or arising from:

                        (i) Tenant's possession, use, occupation, management,
            repair, maintenance, or control of the Demised Premises, the Building or the Land, or any portion thereof (including, without limitation, with respect to any Tenant Work);

                        (ii) any act, omission or negligence of Tenant, Tenant's
            employees, agents, invitees or visitors;

                        (iii) any default, breach, violation or nonperformance
            of this Lease or any provision therein by Tenant;

                        (iv) injury or damages to person(s) or property or loss
            of life sustained in or about the Demised Premises.

The indemnity under this Section 15.01(a) shall not apply to claims, suits, proceedings, actions, or liabilities to the extent they are caused by the gross negligence or willful misconduct of Landlord. Tenant shall defend any actions, suits and proceedings which may be brought against any Indemnified Party with respect to the foregoing or in which they may be impleaded. Tenant shall pay, satisfy and discharge any judgments, orders and decrees which may be recovered against any Indemnified Party in connection with the foregoing.

            (b) Landlord hereby indemnifies and agrees to defend and hold Tenant, its affiliates and each of their respective shareholders, officials, directors, employees, representatives, servants and agents (each, a "Tenant Party", and collectively, the "Tenant Parties") harmless from and against any and all claims, suits, proceedings, fees, penalties, actions, causes of action, responsibilities, liabilities, payments, demands and expenses (including reasonable attorneys' fees and disbursements) of any nature whatsoever to the extent relating to or arising from the gross negligence or willful misconduct of Landlord in connection with this Lease. Landlord shall defend any actions, suits and proceedings which may be brought against any Tenant Party with respect to the foregoing or in which they may be impleaded. Landlord shall pay, satisfy and discharge any judgments, orders and decrees which may be recovered against any Tenant Party in connection with the foregoing.

            (b) The rights to indemnification set forth in this Section 15.01 shall be in addition to and not in lieu of any other rights to indemnification set forth in this Lease, and shall survive the Expiration Date or other termination hereof. Landlord (on behalf of itself and any applicable Indemnified Party) shall notify Tenant of any claims for which Landlord seeks indemnification pursuant to this Section 15.01. Tenant (on behalf of itself and any applicable Tenant Party) shall notify Landlord of any claims for which Tenant seeks indemnification pursuant to this Section 15.01. Notwithstanding anything to the contrary herein, any indemnification in this Lease is subject to the waiver of subrogation provisions set forth in this Lease, to the extent any such waiver of subrogation provision is applicable thereto.

            Section 15.02. Waiver and Release:

            Tenant hereby waives and releases all claims against Landlord with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.

            Section 15.03. Liability of Landlord:

            (a) Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for (i) any injury or damage to Tenant or to any other person or (ii) any damage to, or loss (by theft or otherwise) of, any property of Tenant or any other person, irrespective of the cause of such injury, damage, or loss, except to the extent caused by or due to the willful misconduct or gross negligence of Landlord, its agents or employees.

            (b) Landlord, and (in case Landlord shall be a joint venture, partnership, tenancy-in-common, association or other form of joint ownership) the members of any joint venture, partnership, tenancy-in-common, association or other form of joint ownership shall have absolutely no personal liability with respect to any provision of this Lease, or any obligation or liability arising therefrom or in connection therewith. Tenant shall look solely to the equity of the owner in the Real Estate or to any insurance which Landlord is obligated to provided under the terms of this Lease for the satisfaction of any remedies of Tenant in the event of a breach by Landlord of any of its obligations. Such exculpation of liability shall be absolute and without any exception whatsoever.

            (c) All property (whether real, personal or mixed) at any time located in or upon the Demised Premises shall be at the risk of Tenant only, and Landlord shall not become liable for any damage to said property or to Tenant, or to any other property, caused by water, leakage, steam, sewerage, gas or odors or for any damage whatsoever done or occasioned by or from any boiler, plumbing, gas, water, steam or other pipes, or any fixtures or equipment or appurtenances whatsoever, or for any damage arising from any act or neglect or arising by reason of the use of, or any defect in, the Demised Premises or any of the fixtures, equipment or appurtenances therein contained, or by the Act or neglect of any other person or caused in any other manner whatsoever or occasioned by theft, Act of God, riot, strike or other labor difficulty, except to the extent caused by or due to the willful misconduct or gross negligence of Landlord, its agents or employees.

            (d) Except as otherwise expressly provided herein, this Lease and the obligations of Tenant hereunder shall be in no way affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease.

                        ARTICLE XVI. DEFAULT; REMEDIES.

            Section 16.01. Default:

            Each of the following shall constitute an Event of Default:

            (a) the filing by tenant of a bankruptcy petition, or the commencement of a proceeding under the insolvency laws of any State naming Tenant as the debtor;

            (b) the filing by anyone other than Tenant of a bankruptcy petition or a proceeding under the insolvency laws of any State naming Tenant as the debtor, which case shall not have been discharged within 30 days of the commencement thereof;

            (c) the making by Tenant of any assignment for the benefit of creditors or any other arrangement involving all or substantially all of its assets under any state statute;

            (d) the appointment of a receiver or trustee for the Tenant or for all or any portion of the property of Tenant in any proceeding, which receivership shall not have been set aside within 30 days of such appointment;

            (e) the failure of Tenant to pay (i) any Base Rent when the same shall become due and payable; provided, however, that, with respect to the first one (1) time in any twelve month period during the Term in which Tenant fails to pay Base Rent when due and payable, such failure to pay shall not constitute an Event of Default under this clause (e) until such failure to pay continues for a period of five (5) days after written notice thereof from Landlord to Tenant, or (ii) any other Rent or other charge required to be paid by Tenant hereunder (other than Base Rent, in which case clause (i) is applicable) when the same shall become due and payable and continues to be unpaid for a period of five (5) days after written notice thereof from Landlord to Tenant;

            (f) the Letter of Credit shall for any reason whatsoever cease to be in full force and effect (or Tenant shall otherwise be in breach of Section 1.04 hereof), or the Letter of Credit Provider (or any party on behalf of the Letter of Credit Provider) shall contest the obligation to pay under the Letter of Credit in accordance with its terms; and

            (g) the failure by Tenant to perform or observe any requirement of this Lease not specifically referred to in this Section, and such failure continuing for twenty (20) days after written notice from Landlord to Tenant specifying the items in default; provided however, that if the failure requires more than twenty (20) days to cure, is capable of being cured, and so long as Tenant is prosecuting the cure to completion with due diligence, Tenant shall be permitted an additional thirty (30) days to cure before such failure constitutes and Event of Default.

            Section 16.02. Landlord's Remedy:

            At any time after the occurrence of an Event of Default, Landlord may give written notice to Tenant specifying such Event(s) of Default and stating that the Lease and Term shall terminate five (5) days after the giving of such written notice. At the expiration of such five days, this Lease and the Term and all of the right, title and interest of Tenant hereunder shall wholly cease and expire, and Tenant shall quit and surrender the Demised Premises to Landlord. Notwithstanding such termination, surrender, and the expiration of Tenant's right, title, and interest, Tenant's liability and responsibility under all of the provisions of this Lease shall continue.

            Section 16.03. Landlord's Re-Entry

            If this Lease shall be terminated as provided in Section 16.02, above, Landlord, or its agents or employees, may re-enter the Demised Premises at any time and remove therefrom Tenant, Tenant's Agents, and any subtenants, licensees, concessionaires or invitees, together with any of its or their property, either by summary dispossession proceedings or by any suitable action or proceeding at law or otherwise. In the event of such termination, Landlord may repossess and enjoy the Demised Premises. Landlord shall be entitled to the benefits of all provisions of law respecting the speedy recovery of lands and tenements, or proceedings in forcible entry and detainer. Landlord shall not be liable in any way in connection with any action it takes pursuant to the foregoing. Notwithstanding any such re-entry, repossession, dispossession or removal, Tenant's liability and responsibility under all of the provisions of this Lease shall continue.

            Section 16.04. Landlord's Additional Remedies:

(a) In case of re-entry, repossession or termination of this Lease, whether the same is the result of the institution of summary or other proceedings, Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for: (i) the Rent, and all other charges provided for herein until the date this Lease would have expired had such termination, re-entry or repossession not occurred; and all expenses which Landlord may have incurred in re-entering the Demised Premises, repossessing the same; making good any Event of Default; painting, altering or dividing the Demised Premises; combining or placing the same in proper repair; protecting and preserving the same by placing therein watchmen and caretakers; re-letting the same (including attorneys' fees and disbursements, marshall's fees, brokerage fees, in so doing); and any expenses which Landlord may incur during the occupancy of any new tenant; less (ii) the net proceeds of any re-letting. Tenant agrees to pay to Landlord the difference between items
(1) and (ii) hereinabove with respect to each month, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord's right to enforce the collection of any difference for any subsequent month. In addition to the foregoing, Tenant shall pay to Landlord such sums as the court may adjudge reasonable as attorneys' fees with respect to any successful lawsuit or action instituted by Landlord to enforce the provisions hereof.

            (b) Landlord may re-lease the whole or any part of the Demised Premises for the whole of the unexpired period of this Lease, or longer, or from time to time for shorter periods, for any rental then obtainable, giving such concessions of rent and making such special repairs, alterations, decorations and paintings for any new tenant as it may in its sole and absolute discretion deem advisable and may collect and receive the rents therefor. Landlord shall use reasonable efforts to re-lease or to attempt to re-let the Demised Premises on reasonable terms to mitigate its damage.

            Section 16.05. Agreed Final Damages:

In the event of the occurrence of an Event of Default, if Landlord so elects, Tenant shall pay Landlord, on demand, as liquidated and agreed final damages, the net present value of all Base Rent which would have been payable by Tenant from the date of such demand to the date when this Lease would have expired if it had not been terminated as aforesaid. Such net present value shall be computed using a discount rate equal to the federal funds rate in effect at such time. Upon payment of such liquidated and agreed final damages, Tenant shall be under no further liability with respect to the period after the date of such demand.

            Section 16.06. Waiver of Right of Redemption:

            Tenant hereby expressly waives (to the extent legally permissible), for itself and all persons claiming by, through, or under it, any right of redemption or for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Demised Premises as herein provided.

            Section 16.07. Landlord's Right to Perform for Account of Tenant; Letter of Credit:

            If an Event of Default shall occur hereunder, Landlord may, at any time, cure said Event of Default for the account and at the expense of Tenant. Tenant shall pay, on demand, to Landlord, with interest as required by Section
20.09 hereof, the amount so paid, expended, or incurred by Landlord and any expense of Landlord, including reasonable attorneys' fees, incurred in connection with such Event of Default; and all of the same shall be deemed to be Additional Rent. If an Event of Default shall occur hereunder, without limiting any other remedy Landlord otherwise may have under this Lease, Landlord shall be entitled to draw upon all or any portion of the Letter of Credit in order to satisfy any obligations of Tenant owing under this Lease.

            Section 16.08. Additional Remedies, Waivers, etc.:

            With respect to the rights and remedies of and waivers by Landlord:

            (a) The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law. All such rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise such rights and remedies at such times, in such order, to such extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy proceeds, concurs with or succeeds the exercise of another.

            (b) A single or partial exercise of a right or remedy shall not preclude (i) a further exercise thereof, or (ii) the exercise of another right or remedy, from time to time.

            (c) No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to an Event of Default.

            (d) No waiver of an Event of Default shall extend to or affect any other Event of Default or impair any right or remedy with respect thereto.

            (e) No action or inaction by Landlord shall constitute a waiver of an Event of Default.

            (f) No waiver of an Event of Default shall be effective unless it is in writing and signed by Landlord.

                  ARTICLE XVII. TENANT'S ESTOPPEL CERTIFICATE

            At any time within thirty (30) days after written request by Landlord, Tenant shall certify to Landlord, any mortgagee, assignee of a mortgagee, any purchaser, or any other person, specified by Landlord, by written instrument, duly executed and acknowledged, (a) whether or not Tenant is in possession of the Demised Premises; (b) whether or not this Lease is unmodified and in full force and effect (or if there has been modification, that the same is in full force and effect as modified and setting forth such modification);
(c) whether or not, to Tenant's knowledge, there are then existing set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant (and if so, specifying the same); (d) the dates, if any, to which any Rent or other charges have been paid in advance; and (e) such other factual matters relating to this Lease as may be reasonably requested by Landlord, any mortgagee or any of their designees.

            At any time within thirty (30) days after written request by Tenant, Landlord shall certify to Tenant or any other person reasonably specified by Tenant, by written instrument, duly executed and acknowledged, (a) whether or not this Lease is unmodified and in full force and effect (or if there has been modification, that the same is in full force and effect as modified and setting forth such modification); (b) whether or not, to Landlord's knowledge, Tenant is in default under the Lease; and (c) such other factual matters relating to this Lease as may be reasonably requested by Tenant.

                         ARTICLE XVIII. RIGHT OF ACCESS

            Landlord, its employees, agents, representatives, may enter upon the Demised Premises, or any portion thereof (with people and materials, if required), with reasonable prior notice to Tenant and at reasonable times and intervals and so as to not unreasonably disrupt or interfere with Tenant's use and conduct of business within the Demised Premises, for the purpose of: (a) inspecting same; (b) making such repairs, replacements or alterations which it may be required to perform as herein provided or which it may deem desirable for the Demised Premises; and (c) showing the Demised Premises to prospective purchasers or lessees.

                   ARTICLE XIX. COVENANT OF QUIET ENJOYMENT.

            Landlord covenants that if Tenant pays the Rent and all other fees, charges and expenses provided for herein in a timely manner as and when due, duly performs all of its other obligations provided for hereunder, and observes all of the other provisions hereof, Tenant shall, at all times during the Term, peaceably and quietly have, hold and enjoy the Demised Premises, without any interruption or disturbance from Landlord, subject to the terms hereof.

                           ARTICLE XX. MISCELLANEOUS.

            Section 20.01. Interpretation.

            (a) Every term, condition, agreement or provision contained in this Lease which imposes an obligation on Tenant shall be deemed to be also a covenant by Tenant.

            (b) Any reference herein to subtenants or licensees shall not be deemed to imply that any subtenants or licensees are permitted hereunder. Any reference herein to any extension or renewal of the Term or any period during which Tenant may be in possession after the Expiration Date shall not be deemed to imply that any extension or renewal of the Term is contemplated hereby or that Tenant shall be permitted to remain in possession after the expiration of the Term.

            (c) If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

            (d) The captions and headings used throughout this Lease are for convenience of reference only and shall not affect the interpretation of this Lease.

            (e) Anything in this Lease to the contrary notwithstanding:

                  (i) Any provision which permits or requires a party to take any particular action shall also be deemed to permit or require a party to cause such action to be taken; and

                  (ii) Any provision which requires any party not to take any particular action shall be deemed to require the party not to permit such action to be taken by any person or by operation by law.

            (f) This Lease may be executed in several counterparts; and in such case the counterparts shall constitute but one and the same instrument.

            (g) Wherever a requirement is imposed on any party hereto, it shall be deemed that such party shall be required to perform such requirement at its own expense unless it is specifically otherwise provided herein.

            (h) The singular includes the plural and the plural includes the singular.

            (i) All Exhibits and Schedules hereto are hereby incorporated by reference in and form an integral part of this Lease, and all references to the Lease shall be deemed to include such Exhibits and Schedules.

            Section 20.02. Construction of Words and Phrases:

            (a) Wherever it is provided herein that a party may perform an act or do anything, it shall be construed that such party may, but shall not be obligated to, so perform or so do.

            (b) The words "re-enter" and "re-entry" as used herein are not restricted to their technical legal meaning.

            (c) The word "person" shall be construed as an individual, fiduciary, estate, trust, partnership, firm, association, corporation, other organization, or a government or governmental authority.

            (d) The following words and phrases shall be construed as follows:

                  (i) "At any time" shall be construed as, "at any time or from time to time."

                  (ii) "Any" shall be construed as, "any and all."

                  (iii) "Including" shall be construed as "including but not limited to."

            Section 20.03. Written Agreement Required:

            This Lease contains the entire agreement between the parties hereto concerning the subject matter hereof, and supercedes all other agreements, written or oral, with respect thereto. No amendment, alteration, modification of or addition to the Lease will be valid or binding unless expressed in writing and signed by Landlord and Tenant.

            Section 20.04. Notice:

            Every notice, request, consent, approval, waiver or other communication under this Lease shall be deemed to have been given if in writing and upon mailing by registered, overnight express/courier service or certified mail, return receipt requested, postage prepaid, addressed:

            (a) If to Landlord, to the address designated as Landlord's Notice Address, or such other address as Landlord designates, with a copy thereof to such other person or party as Landlord shall designate;

            (b) If to Tenant, to the address designated as Tenant's Notice Address, or such other address as Tenant designates, with a copy thereof to the address designated as Tenant's Notice Copy Address or to such other person or party as Tenant shall designate.

                  (i)   Landlord's Notice Address:

                  The Connell Company
                  45 Cardinal Drive
                  Westfield, New Jersey 07090
                  Attention: President

                  (ii) Tenant's Notice Address until Tenant commences operations in the Demised Premises:

                  Genta Incorporated
                  99 Hayden Avenue Suite 200
                  Lexington, MA 02421
                  Attention: Gerald M. Schimmoeller

                  After Tenant commences operations in the Demised
                  Premises:

                  Genta Incorporated
                  Two Oak Way
                  Berkeley Heights, NJ 07922
                  Attention: Gerald M. Schimmoeller

            Section 20.05. Survival of Provisions upon Termination of Lease.

            This Lease shall survive the expiration of the Term to the extent necessary that any term, covenant or condition of this Lease requires the performance of obligations or the forbearance of an act by either party hereto after the termination of the Lease. Such survival shall be to the extent reasonably necessary to fulfill the intent thereof, or if specified, to the extent of such specification, as same is reasonably necessary to perform the obligations and/or forbearance of an act set forth in such term, covenant or condition.

            Section 20.06. Successors and Assigns:

            Subject to the provisions hereof, this Lease shall bind and inure to the benefit of the parties and their respective successors, representatives, heirs and permitted assigns.

            Section 20.07. Guarantor of Tenant:

            Any restrictions on or requirements imposed upon Tenant hereunder shall be deemed to extend to any guarantor of Tenant, Tenant's subtenants, concessionaires and licensees and it shall be Tenant's obligation to cause the foregoing persons to comply with such restrictions or requirements.

            Section 20.08. Tenant at Sufferance:

            If Tenant shall remain in possession of the Demised Premises after the end of the Term (including if the Demised Premises have not been surrendered in accordance with the terms of this Lease), such holding over shall cause the Tenant to be deemed a tenant-at-sufferance, subject to all of the provisions, conditions and obligations of this Lease, except that the Rent to be charged Tenant during such hold over period shall be (i) during the first thirty (30) days of such hold over period, 150% of the monthly Rent in effect for the last month of the Term or any renewal periods, and (ii) during any period thereafter, two times the monthly Rent in effect for the last month of the Term or any renewal periods. Any acceptance of hold over Rent by Landlord shall not be deemed a waiver of any rights or remedies available to Landlord arising out of Tenant's failure to have vacated the Demised Premises upon the end of the Term, or an acquiescence to Tenant's tenant-at-sufferance period.

            Section 20.09. Interest:

            Any payment required to be made by Tenant under the provisions of this Lease not made by Tenant when and as due shall be payable by Tenant to Landlord on demand with interest thereon at three (3%) percent over the rate designated by the Bank of New York, New York (or its successor) from time to time as the prime rate, but not to exceed the highest legal rate, computed from the date said sum became due to and including the date of payment thereof to Landlord.

            Section 20.10. Late Charge:

            In order to cover the extra expense involved in handling delinquent payments, Tenant, at Landlord's option, shall pay a "late charge" of five (5%) percent of the amount due when any payment of Rent hereunder is received by Landlord more than ten (10) days after the due date thereof. It is understood and agreed that this charge is for additional expense incurred by Landlord, shall not be considered interest, and shall be due in addition to the interest required under Section 20.09 hereof.

            Section 20.11. Non-Waiver:

            The failure of Landlord to insist upon strict performance of any covenants or conditions of this Lease or Landlord's failure to exercise any option herein conferred in any one or more instances shall not be construed as a waiver or relinquishment of any such covenants, conditions or options, but the same shall be and remain in full force and effect. If Landlord pursues any remedy granted by the terms of this Lease or pursuant to applicable law, it shall not be construed as a waiver or relinquishment of any other remedy afforded thereby.

            Section 20.12. Broker:

            Each party represents that there was no broker other than Cushman & Wakefield of New Jersey, Inc. (the "Broker") responsible for bringing about or negotiating this Lease. Each party agrees to defend, indemnify, and hold the other harmless against any claims for brokerage commission or compensation with regard to the Demised Premises by any other broker claiming or alleging to have acted on behalf of or to have dealt with such party. Landlord will pay any fees or commissions due the Broker.

            Section 20.13. Short Form Lease:

            Landlord and Tenant agree that neither party shall record the Lease. Upon request of either party the other shall execute a document in recordable form, or a short form lease or memorandum of lease in proper form for recording, setting forth the Commencement Date and any provision hereof other than Sections 5.01, 5.02, 5.03, 5.05. The requesting party shall pay all recording fees and costs in connection with any such short form or memorandum of lease.

            Section 20.14. Mechanics' Liens:

            Tenant shall not do or cause anything to be done whereby the Demised Premises may be encumbered by a mechanic's lien. If any mechanic's or materialman's lien is filed against the Demised Premises, the Building or the Real Estate as a result of any Tenant Work or any additions, alterations, repairs, installations, improvements or any other work or act of Tenant, Tenant shall discharge or bond same within twenty days from the date of filing of the lien. If Tenant shall fail to discharge or bond the lien, Landlord may bond or pay the lien or claim for the account of Tenant without inquiring into the validity of the lien or claim and Tenant shall reimburse Landlord upon demand.

            Section 20.15. Corporate Authority:

            (a) Tenant represents that the undersigned officer(s) has (have) been duly authorized to enter into this Lease and that the execution and consummation of this Lease by Tenant does not and shall not violate any provision of any bylaws, certificate of incorporation, agreement, order, judgment, governmental regulation or any other obligations to which Tenant is a party or is subject.

            (b) Landlord represents that the undersigned officer of Landlord has been duly authorized to enter into this lease and that the execution and consummation of this Lease by Landlord does not and shall not violate any provision of any bylaw, certificate of incorporation, agreement, order judgment, governmental regulation or any other obligation to which Landlord is a party or is subject.

            Section 20.16. Force Majeure:

            Except as otherwise provided herein, Landlord shall not be liable for any delays and other events beyond the reasonable control of a party (each, a "Force(s) Majeure") including, without limitation: acts of God; strikes, lock-outs or other labor difficulties; explosion, sabotage, accident, riot or civil commotion; act of war; fire or other casualty; requirements of governing authorities or inability to obtain necessary governmental permits and approvals.

            Section 20.17. Governing Law:

            This Lease shall be governed by and construed pursuant to the laws of the State of New Jersey.

            Section 20.18. Financial Statements:

            If requested by Landlord, Tenant shall, within 90 days after the close of each of its fiscal years, deliver to Landlord Tenant's balance sheet and profit and loss statement certified to by a recognized firm of certified public accountants; provided, however, that this Section 20.18 shall not be applicable so long as Tenant is a publicly traded company.

                      ARTICLE XXI. ENVIRONMENTAL MATTERS.

            Section 21.01. Industrial Site Recovery Act:

            (a) Tenant represents and warrants that it is not an "Industrial Establishment" as that term is defined in the Industrial Site Recovery Act, formerly known as the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq., as same may be amended from time to time (together with all rules, regulations, ordinances, opinions, orders and directives issued or promulgated pursuant-to or in connection with said Act by the New Jersey Department of Environmental-Protection ("DEP"), or any subdivision or bureau thereof or any other governmental or quasi-governmental agency, authority or body having jurisdiction thereof, referred to herein as the "Act" or "ISRA"). Tenant shall not do or suffer anything that will cause it to become an Industrial Establishment under the Act during the Term of this Lease. Landlord may from time to time require Tenant at Tenant's sole expense to provide proof satisfactory to Landlord that Tenant is not an Industrial Establishment. In the event that Tenant now is or hereafter becomes an Industrial Establishment or is required by the DEP, Tenant shall comply with all conditions as set forth in subparagraphs (b) and (d) of this Section 21.01.

            (b) Tenant agrees that it shall, at its sole cost and expense, fulfill, observe and comply with all of the terms and provisions of the Act to the extent in any way applicable to Tenant (including Tenant's use of the Demised Premises or Real Estate), or Tenant's activities (even if the Act applies to an owner of property). Without limiting the foregoing, upon Landlord's reasonable request therefor, and in all events no later than sixty
(60) days prior to "closing, terminating or transferring operations" (as said terms are defined and used in the Act) out of the Demised Premises (it being agreed that such 60 day time limit may be extended, in Landlord's discretion, if such time limit is not reasonable in light of the DEP's required response time), Tenant at its sole cost and expense, shall provide Landlord with a true copy of:

                  (i) a letter of non-applicability from DEP (or such other
            agency or body which shall then have jurisdiction over ISRA matters) in form satisfactory to Landlord's counsel, stating that ISRA does not apply to Tenant, Tenant's use and occupancy of the Demised Premises and to the closing, terminating or transferring of operations at the Demised Premises; or

                  (ii) a Negative Declaration (as said term is defined in ISRA)
            duly approved by DEP or such other agency or body then having jurisdiction over ISRA matters; or

                  (iii) a Cleanup Plan (as said term is defined in ISRA) duly approved by DEP (or such other agency or body which shall then have jurisdiction over ISRA matters), the intent of which will be to obtain from the DEP a "No Further Action" ("NFA") determination with respect to the Demised Premises.

            (c) Nothing in this Section shall be construed as limiting Tenant's obligation to comply with ISRA.

            (d) In the event Tenant complies with paragraph (b) (iii) of this Section by obtaining an approved Cleanup Plan, Tenant agrees that it shall, at its sole cost and expense:

                  (i) post any financial guarantee or other bond required to secure implementation and completion of such Cleanup Plan; and

                  (ii) promptly and diligently implement and prosecute to
            completion said Cleanup Plan by obtaining an NFA determination, in accordance with the schedules contained therein or as may otherwise be ordered or directed by DEP or such other agency or body which shall then have jurisdiction over such Cleanup Plan. Tenant expressly understands, acknowledges and agrees that Tenant's compliance with the provisions of subparagraphs (b) and (d) may require Tenant to expend funds or do acts after the expiration or termination of the Lease Term and Tenant shall not be excused therefrom.

            (e) Within ten (10) days after a written request by Landlord or any mortgagee of Landlord (or sooner, if required by the DEP) and, in any event, on each anniversary of the Commencement Date, Tenant shall deliver to Landlord and Landlord's Mortgagee, if any, a duly executed and acknowledged affidavit of Tenant's chief executive officer, certifying:

                  (i) the proper four digit Standard Industrial Classification number relating to Tenant's then current use of the Demised Premises (Standard Industrial Classification Number to be obtained by reference to the then current Standard Industrial Classification Manual prepared and published by the Executive Office of the President, Office of Management and Budget or the successor to such publication); and

                  (ii) (A) that Tenant's then current use of the Demised
            Premises does not involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances or waste (as hazardous substances and hazardous waste are defined in ISRA) on site, above ground or below ground (all of the foregoing are hereinafter collectively referred to as the "Presence of Hazardous Substances"), or, (B) that Tenant's then current use does involve the Presence of Hazardous Substances, in which event, said affidavit shall describe in complete detail that portion of Tenant's operations which involves the Presence of Hazardous Substances. Such description shall, inter alia, identify each hazardous substance and describe the manner in which Tenant generated, handled, manufactured, refined, transported, treated, stored and/or disposed of same. Tenant shall supply Landlord and Landlord's mortgagee, if any, with such additional information relating to the Presence of Hazardous Substances as Landlord or Landlord's mortgagee requests.

            (f) Without limiting the foregoing, Tenant agrees:

                  (i) at its sole cost and expense, to promptly discharge and remove any lien or encumbrance against the Demised Premises, the Building, the Real Estate or any other property owned or controlled, in whole or in part, by Tenant imposed due to Tenant's failure to comply with ISRA, and

                  (ii) to defend, indemnify and hold Landlord harmless from and against any and all liability, penalty, loss, expenses, damages, costs, claims, causes of action, judgments and/or the like, of whatever nature, including but not limited to attorneys' fees and disbursements and other costs of litigation or preparation therefor, to the extent such costs arise from or in connection with Tenant's failure or inability, for any reason whatsoever, to observe or comply with ISRA and/or the provisions of this Section 21.01.

            Section 21.02. Spill Act:

            (a) Tenant agrees that it shall, at its sole cost and expense, observe, comply and fulfill all of the terms and provisions of the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et. seq., as the same may be amended from time to time and all rules, regulations, ordinances, opinions, orders and directives issued or promulgated pursuant to or in connection with said Act by DEP, any subdivision or bureau thereof or governmental or quasi-governmental agency or body having jurisdiction thereof. (Said act and all said rules, regulations, ordinances, opinions, orders and directives are hereinafter in this Section 21.02 collectively referred to as "Spill Act"), in each case to the extent in any way applicable to Tenant (including Tenant's use of the Demised Premises or Real Estate), or Tenant's activities (even if the Act applies to an owner of property).

            (b) Without limiting the foregoing, Tenant agrees:

                  (i) that it shall not do, omit to do or suffer the commission or omission of any act which is prohibited by or may result in any liability under the Spill Act, including without limitation the discharge of petroleum products or other hazardous substances (as said terms are defined in the Spill Act); and

                  (ii) whenever the Spill Act requires the "owner or operator"
            to do any act, Tenant shall do such act and fulfill, all such obligations at its sole cost and expense, it being the intention of the parties hereto that Landlord shall be free of all expense and obligations arising from or in connection with compliance with the Spill Act.

            (c) Without limiting the foregoing, Tenant agrees:

                  (i) at its sole cost and expense, to promptly discharge and remove any lien or any encumbrance against the Demised Premises, the Building, the Real Estate or any other property owned or controlled, in whole or in part, by Tenant, imposed by Tenant's failure to comply with the Spill Act; and

                  (ii) to defend, indemnify and hold Landlord harmless from and against any and all liabilities, penalties, losses, expenses, damages, costs, claims, causes of action, judgments, suits and/or the like, of whatever nature, (including but not limited to attorneys' fees and other expenses of litigation or preparation therefor) which may at any time be imposed on, incurred by or asserted against any Indemnified Party and which in any way relate to or arise from or in connection with Tenant's failure or inability, for any reason whatsoever, to observe or comply with the Spill Act and/or the provisions of this Section 21.02.

            Section 21.03. Other Environmental Laws:

            Without limiting any of its other obligations hereunder, Tenant agrees that it shall, at its sole cost and expense, promptly comply and keep continually in full compliance with all federal, state and local laws, ordinances, rules, regulations and requirements relating to air, ground and water pollution and protection and/or preservation of the environment.

            Section 21.04. Survival of Environmental. Terms and Conditions.

            Tenant agrees that each and every provision of this Article XXI shall survive the termination of this Lease. The parties hereto expressly acknowledge and agree that Landlord would not enter into this Lease but for the provisions of this Article XXI and the aforesaid survival thereof.

           [The remainder of this page is intentionally left blank.]

            IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the day and year first above written.

ATTEST:                                THE CONNELL COMPANY

By: /s/ [ILLEGIBLE]                    By:  /s/ Duane Connell
      ---------------------------            -----------------------------------
Name: [ILLEGIBLE]                      Name:  Duane Connell
      ---------------------------            -----------------------------------
Title: Assistant Secretary             Title: Executive Vice President
      ---------------------------            -----------------------------------


ATTEST:                                GENTA INCORPORATED

By: /s/ Robert E. Klem                 By:  /s/  Gerald M. Schimmoeller
      ---------------------------            -----------------------------------
Name:  Robert E. Klem                  Name:  Gerald M. Schimmoeller
      ---------------------------
Title: Chief Scientific Officer        Title: Vice President and Chief Financial
      ---------------------------             Officer

STATE OF  Mass.      )
                     )SS.:
COUNTY OF Essex.     )

            On this 13 day of July, 2000, before me personally appeared Gerald
M. Schimmoeller to me known, who, being by me duly sworn, did depose and say that he is the Vice President and Chief Financial Officer of Genta Incorporated, the corporation described in and which executed the foregoing Lease; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authorization of the board of directors of said corporation, and that he signed his name thereto by like authorization.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                            /s/ Lisa Sue Wood
                                            -----------------
                                             Notary Public

                                                            LISA SUE WOOD
(Notarial Seal)                                             Notary Public
                                                    My Comm. Expire June 7, 2002

STATE OF NEW JERSEY  )
                     )SS.:
COUNTY OF UNION      )

            On this 19th day of July, 2000, before me personally appeared Duane Connell to me known, who, being by me duly sworn, did depose and say that (s)he is the Ex VP of The Connell Company, the corporation described in and which executed the foregoing Lease; that (s)he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authorization of the board of directors of said corporation, and that
(s)he signed his name thereto by like authorization.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                          /s/ Karen A. Kulinich
                                          ---------------------
                                              Notary Public

                   KAREN A. KULINICH
              NOTARY PUBLIC OF NEW JERSEY
       Registered in Somerset and Union Counties
          My Commission Expires Sept. 30, 2002

(Notarial Seal)

                                   EXHIBIT A

PARCEL I

      ALL THAT CERTAIN tract or parcel of land and premises, hereinafter particularly described, situate, lying and being in the Township of Berkeley Heights, Union County, and in the Borough of Watchung, Somerset County, and State of New Jersey.

      BEGINNING at a point in the northwesterly sideline of Valley Road (60 feet wide) said point being the northeasterly corner of Lot 3 Block 7501 and also being the following bearings and distances from the intersection of the northwesterly sideline of Valley Road (60 feet wide) and the southwesterly sideline of Oak Way (60 feet wide) as shown on the tax assessment maps of the Borough of Watchung, Somerset County, New Jersey and running; thence,

A.     S 53 degrees 10'54" W            135.42 feet along the widened
                                        northwesterly sideline of Valley Road to
                                        a point of curvature; thence,

B.     Southwesterly                    Along same on a curve to the left having
                                        a radius of 982.93 feet and an arc
                                        length of 402.10 feet to a point of
                                        tangency;thence,

C.     S 29 degrees 44'34" W            152.9 feet along same to a point of
                                        curvature; thence,

D.     Southwesterly                    Along same on a curve to the right
                                        having a radius of 2,834.93 feet and an
                                        arc length of 813.60 feet to the point
                                        of beginning and running; thence,

1.     Southwesterly                    Along the northwesterly sideline of
                                        Valley Road (60 feet wide) on a curve to
                                        the right having a radius of 2,834.93
                                        feet and an arc length of 314.52 feet to
                                        a point of tangency; thence,

2.     S 52 degrees 32'34" W            36.14 feet along same to a point of
                                        curvature; thence,

3.     Southwesterly                    Along same on a curve to the left having
                                        a radius of 2,894.93 feet and an arc
                                        length of 284.62 feet to a point in the
                                        line dividing Lots 1 and 3 Block 7501;
                                        thence,

4.     N 42 degrees 47" 56" W           333.93 feet to a point; thence,

5.     S 75 degrees 51' 00" W           64.31 feet to a point; thence,

6.     S 84 degrees 43' 17" W           65.64 feet to a point; thence,

7.     N 75 degrees 02' 05" W           57.86 feet to a point; thence,

8.     S 22 degrees 25'35" W            50.20 feet to a point; thence,

9.     S 33 degrees 03'37" W            90-23 feet to a point; thence,

10.    N 84 degrees 35'45" W            51.05 feet to a point; thence,

11.   N 42 degrees 47'56" W             1,119.22 feet to a point in the
                                        southerly sideline of New Jersey
                                        Interstate Route 78; thence,

12.   N 56 degrees 06'40" E             788.60 feet along same to a point; thence,

13.   N 49 degrees 22'09" E             509.81 feet to a point in the line
                                        dividing Lots 1.01 and 1.02 Block 4301
                                        in the Township of Berkeley Heights,
                                        Union County, New Jersey and running;
                                        thence,

14.   S 29 degrees 21'06" E             1,495.22 feet to the point or place of
                                        beginning.

Containing 35.5184 acres.

PARCEL II

      BEGINNING at a stone on the northwest side of the road that leads past the house of now or formerly Joseph Line and is also a corner of his land; thence north 37 degrees west and binding on said now or formerly Joseph Line's land three chains and sixteen and a quarter links (208.725') to a stake standing in the said now or formerly Joseph Line's line; thence south 14 degrees west and binding on now or formerly Thompson Brown three chains and sixteen and a quarter links (208.725') to a stake; thence south 37 degrees east and binding on the said now or formerly Thompson Brown's land three chains sixteen and a quarter links (208.725') to a stake by the side of said road; thence 44 degrees east and binding on the side of said road three chains sixteen and a quarter links (208.725') to the place of Beginning. Containing one acre strict measure.

      BEING the same premises conveyed to Corinne M. Lilliott by Deed of William
H. Raisch and Catherine E. Raisch, his wife, dated March 8, 1984, and recorded in the Somerset County Clerk's office on March 16, 1984, in Deed book 1501, page 460.

                                   Exhibit B

                                  Rental Plan

                            Showing Demised Premises

                                  [FLOOR MAP]

                                  EXHIBIT C-1

                            PLANS AND SPECIFICATIONS























































                                     C-1-1

                                  EXHIBIT C-2

                          CONNELL CORPORATE CENTER II
                          Berkeley Heights, New Jersey

                               TENANT WORKLETTER

            The Connell Company (subject to Section 10.04 of the Lease, "Landlord") and Tenant are simultaneously executing a lease of the space mentioned therein (the "Demised Premises"). To induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this agreement apply thereto) and in consideration of the covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

1. All terms defined in the Lease shall have the same meaning when used herein. The term "Usable Square Feet" shall refer to the square footage of the floor of the Demised Premises computed by measuring the area enclosed by: the finished surface of the office side of corridor and other permanent walls; the dominant portion or a major vertical penetration; and the center of partitions that separate the area being measured from adjoining office areas, store areas and/or Building Common Areas. No deductions shall be made for columns and projections necessary to the Building, and the above computation shall be made as if alcoves, recessed entrances or similar deviations from the corridor line were not present.

2. Landlord shall not provide Tenant with any allowance against the cost of Tenant Work requested by Tenant in the Building; it being understood that Tenant shall be responsible for the full cost of any Tenant Work.

3. Tenant shall cause to be prepared to the extent required: (i) all interior design drawings, layouts and material specifications for the Demised Premises; (ii) an estimate of the total cost of Tenant Work; (iii) all working, finished, detailed construction drawings and specifications for the Tenant Work and any revisions thereto, all to be satisfactory to Tenant and in compliance with all applicable building codes and all other applicable laws and regulations. A copy of the foregoing shall be submitted to Landlord for general review and consent (which consent will not be unreasonably withheld, conditioned or delayed), but Tenant shall remain responsible for compliance with all applicable building codes and any other applicable laws and regulations. All Tenant Work will be completed in accordance with these approved drawings and specifications and all such work will be in accordance with applicable building codes and any other applicable laws and regulations.

4.    (a)   Subject to subparagraph (b) below and the other provisions hereof,
            Tenant shall have the right to perform its Tenant Work, provided that the Tenant uses a first-class union general contractor. Said contractor must use the initial Building subcontractors for each of the mechanical, electrical and sprinkler work so as to maintain the integrity of said systems.

      (b) Tenant will obtain all permits and arrange for all inspections required for occupancy, in connection with all Tenant Work. The cost of all such permits and inspections shall be included in determining the cost of Tenant Work.


                                     C-2-1

5. The Building shall be made available by Landlord, as is, for Tenant Work with the following improvements as part of the base building construction contract. The cost of any changes required by Tenant in said improvements shall be a portion of the cost of Tenant Work.

      a.    Electric Load/Wattage:

            (i) The Building is designed for a capacity of 4.0 watts per square foot for lights and 1.5 watts per square foot for business machines.

            (ii) Tenant will be responsible for construction and obtaining all necessary approval for all special wiring and power distribution for Tenant's equipment including but not limited to computer equipment and separate air conditioning related thereto.

      b.    Floor Decking:

            Robertson Under-Floor Duct Systems for electrical and telephone/computers with presets at one per 6.25 square feet is provided in all Tenant areas.

      c.    Window Coverings:

            The Building is supplied with installed thin line blinds on all exterior windows. Tenant shall not remove these blinds.

      d.    Sprinklers:

            Star unspoiler sprinkler heads are provided in all Tenant areas in accordance with Code.

      e.    Heating, Ventilating and Air Conditioning:

            The Building design provides sufficient capacity to maintain the following conditions in all occupied areas: Indoor summer temperature of 78 degrees F.D.B., at an outside temperature of 90 degrees F.D.B.; Indoor winter temperatures of 70 degrees F.D.B. at outside temperature of 0 degrees F.D.B. Any special or supplemental exhaust or air conditioning required due to Tenant's equipment will be installed only at Tenant's expense and subject to the prior written approval of the Landlord.

6. The Tenant's interior design shall provide for at least the following Landlord minimum standards for Tenant Work:

      a.    Partitions:

            (i) Interior partitions - Such partitions shall be 3 5/8 inch metal studs @ 24 inches o.c. with 1/2 inch gypsum wall board on each side, ceiling height.

            (ii) Demising partitions - Such partitions shall be 3 5/8 inch metal studs @ 16 inches o.c. with sound-deadening insulation and 1/2 inch gypsum wallboard.

      b.    Doors:


                                     C-2-2

            All doors are to be set in 16 ga hollow metal frames.

            (i) Tenant interior doors to be solid core, flush, birch stain grade.

            (ii) Suite entry door(s) to be solid core, wood flush, stain grade veneer and/or glass entrance doors. The number of doors will be in accordance with Code.

      c.    Door Hardware:

            All hardware shall be Schlage or equal. Locksets shall be keyed with the Building master system.

      d.    Flooring:

            Carpeting shall be an 18" x 18" module over the trench headers in areas not requiring tile, due to the Building's Robertson Under-Floor Duct System. Carpet in balance of space may be at Tenant's option.

      e.    Painting:

            (i)   Walls - two coats of paint.

            (ii)  Doors and Frames - two coats of paint.


                                     C-2-3

                                   EXHIBIT D

                          CONNELL CORPORATE CENTER II

                             Rules and Regulations

      1. Landlord reserves the right to control and operate the Common Area.

      2. Tenant shall not obstruct the entrances, exits, corridors, elevators and stairways of the Building and Tenant shall not use or permit their use for any purpose other than ingress to or egress from the Demised Premises. Fire exits are for emergency use only.

      3. Landlord may, from time to time, adopt appropriate procedures for the security or safety of the Building and Tenant shall comply with such procedures. Landlord may refuse admission to the Building to any person not properly identified, or to any person whose presence, in Landlord's judgment, would be prejudicial to the safety, character, reputation and interests of the Building or its tenants. Landlord may limit or restrict access to the Building outside Business Hours (as herein defined) and Tenant shall comply with such off-hours procedures as Landlord may establish. Landlord shall in no way be liable to any Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Building or the Demised Premises.

      4. Tenant shall not install awnings, shades or other coverings on or in any window of the Building or on any terrace. Tenant shall use only such window blinds as Landlord has supplied and Tenant shall not remove them. Tenant shall cooperate with Landlord in the efficient operation of the Building's air conditioning system by lowering the window blinds in the Demised Premises, as required. Tenant shall keep window sills in the Demised Premises in a neat and orderly appearance and shall not hang items from the ceilings so as to be visible from the exterior of the Building.

      5. The Building "Business Hours" (hereinafter so called), excluding the cafeteria, shall be 8 AM to 6 PM on all days except weekends and Holidays. The following days shall be considered Building Holidays:

                     New Year's Day
                     Presidents' Day
                     Memorial Day
                     Fourth of July
                     Labor Day
                     Thanksgiving Day
                     Day after Thanksgiving
                     Christmas Day

      Landlord reserves the right to modify the list of Building Holidays.

      Landlord shall not furnish janitorial and other services on Building Holidays. At Tenant's request, Landlord shall provide such services on Building Holidays at Tenant's sole expense.

      6. During Business Hours, Landlord shall provide, at Landlord's expense and as part of the Rent, electricity for Tenant's HVAC and Common Area usage. On weekends and Holidays, the Building will be heated or cooled for Tenant only upon special request of Tenant. If Tenant requires electricity for HVAC or Common Area usage outside Business Hours or on weekends or Holidays, Landlord shall furnish same at Tenant's request and at Tenant's expense as follows. Each hour or fraction thereof shall be charged to Tenant at the rate of seventy-five dollars ($75.00) per hour for Tenant premises of 40,000 square feet or less and an additional seventy-five dollars ($75.00) per hour for each additional 40,000 rentable square feet or fraction thereof, with a minimum charge of four (4) hours. Tenant shall pay such charges to Landlord monthly together with Rent. The hourly rate may be adjusted if the utility's charge to Landlord is increased. If Tenant does not notify Landlord prior to its usage of electricity as set forth in this paragraph, Landlord shall estimate Tenant's usage and shall charge Tenant accordingly.

      7. Tenant shall not use or permit the use of hand trucks in the Common Area unless they are equipped with rubber tires and side guards.

      8. The entrance doors to the Demised Premises shall not be left open at any time and shall be locked when Tenant is not in the Demised Premises.

      9. Tenant shall not make or permit to be made any noise, including the playing of musical instruments, radio or television, which in the Landlord's judgment may disturb other tenants. Tenant shall not bring into or keep in the Demised Premises anything which may impair or interfere with any of the Building services, heating or cleaning of the Building, including, without limitation, ventilating, air conditioning, electrical or other equipment. Tenant shall not bring any dangerous, inflammable, combustible or explosive objects or materials into the Building or any Common Area.

      10. Tenant shall not permit any cooking on the Demised Premises.

      11. Tenant shall not discharge or permit any acids, vapors or other materials to be discharged into the waste lines, vents or flues of the Building. Tenant shall not use the water, wash closets and other plumbing fixtures in or servicing the Demised Premises for any purpose other than for which they were designed and constructed nor shall Tenant deposit any sweepings, rubbish, rags, acids or other foreign substances therein. Tenant shall be liable for any damage resulting from negligence or misuse by Tenant, its agents, employees, servants, permitted subtenants and assignees, contractors or subcontractors, visitors or licensees.

      12. Tenant may not install or maintain any sign, advertisement or notice in or at the Real Estate or visible from the outside of the Real Estate without the prior written consent of the Landlord. If Tenant installs such sign, advertisement or notice, Landlord may remove same at Tenant's expense. Tenant may identify its business name by lettering on the entrance door to the Demised Premises pursuant to the terms of the Lease. Tenant may display its name, location and such reasonable number of the principal officers and employees of Tenant as Landlord in its sole discretion may approve in the Building directory provided by Landlord in the first-floor and second-floor Lobby of the Building.

      13. The Real Estate is zoned for office and research use only, pursuant to the zoning ordinances of the Township of Berkeley Heights, although Tenant is only authorized to use the premises for office use. Neither the Demised Premises, nor the Common Areas referred to in Paragraph 2.04 hereof shall be used by Tenant, any affiliates thereof or any of their respective employees, representatives, agents or servants, at any time, as a store, restaurant, shoe-shine or other stand, or for manufacturing or other similar purposes or otherwise in any manner prohibited by such zoning ordinances.

      14. Tenant's requirements will be attended to upon application at Landlord's offices. Landlord's employees shall not perform any work or do anything outside their regular duties for Tenant unless under special instructions from Landlord's office and at the expense of Tenant.

      15. Tenant shall be responsible for providing electricity and other utility services (excluding HVAC) for Landlord's agents, employees, representatives, servants or contractors who are performing janitorial and cleaning services or repairs or alterations to the Demised Premises.

      16. Tenant's employees, representatives, agents or servants shall not loiter in and around the Parking Area, halls, stairways, elevators, entrances, roof or any other part of the Building or Common Areas.

      17. Landlord shall provide periodic extermination services throughout the Building, and Tenant shall provide Landlord with access to the Demised Premises during Business Hours upon reasonable prior notice for the purpose of performing such services. If, in the sole opinion of the Landlord additional extermination is required in the Demised Premises, Landlord shall arrange for exterminators, at Tenant's expense.

      18. Landlord shall provide, at its expense, those cleaning services set forth in the Building Janitorial Specifications during weekdays (excluding Holidays) between the hours of 6 PM and 11 PM. Upon Tenant's request, Landlord shall provide cleaning services on weekends, Holidays or at other hours, at Tenant's sole expense.

      19. Tenant shall not in any way deface any part of the Building or the Demised Premises. Tenant shall not install linoleum or other similar floor covering without affixing an interlining of builder's deadening felt to the floor by paste or other water soluble material; the use of cement or similar adhesive is expressly prohibited. Tenant shall not place equipment, desks, files or other heavy objects on any trench header in the floor in the Demised Premises.

      20. Tenant shall not place any additional locks or bolts on the doors of the Demised Premises nor shall Tenant change or replace any existing locks. Upon Tenant's request, new locks will be installed or changed by Landlord at Tenant's expense; any new locks will remain operable by Landlord's Master Key. Upon termination of the tenancy, Tenant shall deliver to Landlord all keys to the Demised Premises and Building which Landlord has furnished to Tenant. In the event of loss, Tenant shall pay to Landlord the cost of replacing the keys.

      21. Canvassing, peddling, soliciting and distributing handbills or other written materials are prohibited in the Building.

      22. Landlord may designate certain places in the Parking Area for visitor, reserved, handicapped or emergency parking.

      23. Landlord may create paths, walks or other means of cross access through the Real Estate to other properties of the Landlord.

      24. Tenant, its employees, agents or servants, shall not conduct itself in any manner inconsistent with the character of the Building or which will impair the comfort and convenience of other tenants in the Building.

                                   EXHIBIT E

                       BUILDING JANITORIAL SPECIFICATIONS

                              TENANT OFFICE AREAS

DAILY:      (MONDAY THROUGH FRIDAY, HOLIDAYS EXCEPTED)

            l.    Remove all trash to designated area.

            2.    Spot clean glass areas to remove soil and smudges.

            3.    Clean drinking fountains.

            4. Dust mop or vacuum uncarpeted areas using a large treated dust mop.

            5.    Remove fingermarks and smudges from doors and wall surfaces.

            6. Vacuum all carpeted areas using beater bar or brush vacuum cleaner. All carpeted areas policed and all surface debris removed.

            7.    Dust exposed areas within hand reach with treated cloths.

            8.    Damp mop floor and wash counters in kitchenettes.

            9.    Replace trash bags in garbage cans.

WEEKLY:

            1.    Spot clean walls, carpeting, partitions, fixtures, and doors.

MONTHLY:

            1.    Wipe wastepaper baskets to remove evident soil.

QUARTERLY:

            1. Dust all areas above hand-high reach with treated cloths, excluding ceilings and light fixtures.

            2.    Vacuum all air supply and exhaust diffusers.

EVERY SIX MONTHS:

            1.    Dust all blinds.

            2.    Wash all exterior windows, inside and outside.

OVERALL:

Tenants requiring services in excess of or more frequently than those described above or services on Holidays, weekends, or before or after the building's Business Hours shall request same through Landlord. All such services shall be provided at Tenant's expense.

                                   LAVATORIES

Sweep and wash all lavatory floors with disinfectant nightly.

Clean mirrors, shelves, brightwork, and plumbing work nightly.

Wash and disinfect basins, bowls and urinals daily.

Empty and clean waste receptacles and fill wash dispensers with appropriate tissues, towels and soap nightly. Sanitary napkin receptacles emptied, cleaned and disinfected.

Wash and disinfect tile walls and dividing partitions weekly.

                      JANITORIAL CLOSETS AND STORAGE AREAS

Clean and store Mops.

Clean sinks and drains free of mop strings and other debris.

Turn off lights and close and lock doors.

Clean equipment.

               MAIN LOBBY, ATRIUM AREAS, ELEVATORS, AND CORRIDORS

Wipe and wash all floors in main and second floor lobby nightly.

Wipe walls and vacuum elevator floor nightly.

Sweep and/or vacuum all hallway corridors stairwells, landings and handrails daily.

Remove fingermarks and smudges from doors, glass, and wall surfaces nightly.

Shampoo carpeting in public lobbies and corridors monthly and spot clean nightly to remove stains.

Clean compactor room nightly.

Wash walls in corridors and lobbies not reached in general cleaning annually.

                                    EXHIBIT F

                            FORM OF LETTER OF CREDIT

                                             Effective Date:_______________
                                             L/C No.:

Beneficiary:
The Connell Company                          Amount:
45 Cardinal Drive                            USD $___________
Westfield, New Jersey 07090

We hereby establish this Irrevocable Letter of Credit No._______ for U.S. Dollars _________________, in your favor as Beneficiary for the account of Genta Incorporated, 99 Hayden Avenue, Suite 200, Lexington, Massachusetts 02421 ("Genta"). Please be advised that this Letter of Credit supports Genta's obligations under the Lease Agreement dated as of June 28, 2000 (as may be amended from time to time, the "Lease") between The Connell Company, as Landlord, and Genta, as Tenant. This Letter of Credit will have a stated expiration date of [insert date which is one year from the Effective Date], subject to the automatic extension as provided below.

The funds under this Letter of Credit are available to Beneficiary from time to time up to the available amount as provided in this Letter of Credit (less any drawings hereunder) against presentation of your draft at sight drawn on [insert name of issuing bank] when accompanied by the following document:

          Beneficiary's written, signed and dated statement, signed by one of its purported authorized signatories, reading as follows:

          "The undersigned being duly authorized to make this statement does hereby state that we are drawing USD....... under Irrevocable Letter of Credit No.____________ because Genta, Inc. is in default under the terms of the Lease Agreement dated as of May 11, 2000 (as amended as of the date hereof) between The Connell Company, as Landlord, and Genta, Inc., as Tenant (the "Lease"); against period for the cure of such default under the Lease having expired; and the amount being drawn represents but does not exceed the amount due and owing under the Lease."

You may draw hereunder for the full available amount, or for lesser amounts from time to time, as you may determine.

The expiration date of this Letter of Credit shall be automatically extended for an additional period of one year from the present or each future expiration date, unless at least 30 days prior to such date the Beneficiary receives from us notice in writing by registered mail, hand delivery or overnight courier service at the above address, that we elect not to renew this Letter of Credit for such additional period. If the expiration date of this Letter of Credit is extended as provided above, the amount available under this Letter of Credit during such one year period covered by such extension shall equal the amount available immediately prior to such extension. Upon Beneficiary's receipt of such notice of non-extension, Beneficiary may (within the then applicable expiration date) draw hereunder by presentation to us of your draft, drawn at sight, for an amount not to exceed the balance remaining under this Letter of Credit, accompanied by Beneficiary's written, signed and dated statement, signed by one of its purported authorized signatories, reading as follows:

      "The undersigned being duly authorized to make this statement does hereby state that we are drawing USD........ under Irrevocable Letter of Credit
      No._______ because we have received notice from [insert name of issuing bank] of its decision not to extend Letter of Credit Number_______ for an additional year."

This Letter of Credit is transferable by The Connell Company (or its successors or assigns) provided that such transfer does not violate any governmental rule, order or regulation applicable to [insert name of issuing bank] and subject to receipt by [insert name of issuing bank] of a transfer request in the form attached hereto, accompanied by the original Letter of Credit and amendments, if any. Costs and expense of such transfer shall be for the account of Genta Incorporated.

All correspondence and any drawings presented in connection with this Letter of Credit must only be presented to us at [insert name and address of issuing bank].

We hereby engage with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored if drawn and presented for payment as indicated above on or before the expiration date of [insert date one year from Effective Date] or any automatically extended expiration date as provided herein above.

This Letter of Credit is subject to the Uniform Customs and Practice For Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.

                                                Yours Truly,

                                                [NAME OF ISSUING BANK]


                                                ________________________________
                                                Authorized Signature

                                   EXHIBIT G

                           COMMENCEMENT DATE ADDENDUM

      Reference is made to the Lease dated as of June ___, 2000 (the "Lease") between The Connell Company ("Landlord") and Genta Incorporated ("Tenant"). Pursuant to Section 2.01(h) of the Lease, Landlord and Tenant are entering into this addendum to the Lease to confirm the Commencement Date under the Lease.

            Landlord and Tenant hereby confirm that the Commencement Date of the Lease is ___________________.

      The parties agree that this addendum is intended solely to confirm the date of the Commencement Date under the Lease, and this addendum shall not in any way affect or modify any of the terms of the Lease.

                                              THE CONNELL COMPANY

                                              By: ______________________________
                                              Name: ____________________________
                                              Title:____________________________
                                              Date:_____________________________


                                              GENTA INCORPORATED

                                              By: ______________________________
                                              Name: ____________________________
                                              Title:____________________________
                                              Date:_____________________________

                                   EXHIBIT H

                               [PARKING AREA MAP]